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                                                                     EXHIBIT 4.1


                                AGENCY AGREEMENT

                             DATED 28 NOVEMBER, 2005

                         KELLOGG EUROPE COMPANY LIMITED

                               (EURO) 550,000,000

                     GUARANTEED FLOATING RATE NOTES DUE 2007

                                  ALLEN & OVERY

                                ALLEN & OVERY LLP

                                     LONDON


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                                    CONTENTS

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CLAUSE                                                                                                                    PAGE
1.       Interpretation..............................................................................................
2.       Definitions.................................................................................................
3.       Appointment of Agents.......................................................................................
4.       Authentication and Delivery of Notes........................................................................
5.       Payment to the Fiscal Agent.................................................................................
6.       Notification of Non-payment by the Issuer or the Guarantor..................................................
7.       Duties of the Paying Agents.................................................................................
8.       Reimbursement of the Paying Agents..........................................................................
9.       Determination and Notification of Rates of Interest, Coupon Amounts and Interest Payment Dates..............
10.      Notice of any Withholding or Deduction......................................................................
11.      Duties of the Fiscal Agent in connection with Optional Redemption and Redemption for Taxation Reasons.......
12.      Receipt and Publication of Notices..........................................................................
13.      Cancellation of Notes and Coupons...........................................................................
14.      Issue of Replacement Notes and Coupons......................................................................
15.      Records and Certificates....................................................................................
16.      Copies of this Agreement and the Deed Poll Available for Inspection.........................................
17.      Commissions and Expenses....................................................................................
18.      Indemnity...................................................................................................
19.      Repayment by Fiscal Agent...................................................................................
20.      Conditions of Appointment...................................................................................
21.      Communication with Agents...................................................................................
22.      Termination of Appointment..................................................................................
23.      Meetings of Noteholders.....................................................................................
24.      Notices.....................................................................................................
25.      Taxes and Stamp Duties......................................................................................
26.      Counterparts................................................................................................
27.      Descriptive Headings........................................................................................
28.      Governing law and Submission to Jurisdiction................................................................
29.      Amendments..................................................................................................
30.      Third Party Rights..........................................................................................

SCHEDULE

1.       Part 1 - Form of the Temporary Global Note..................................................................
2.       Part 1 - Form of Definitive Note and Coupon.................................................................
         Part 2 - Conditions of the Notes............................................................................
3.       Form of Guarantee...........................................................................................
4.       Provisions for meetings of Noteholders......................................................................



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THIS AGREEMENT is dated 28 November, 2005 and made

BETWEEN:

(1)   KELLOGG EUROPE COMPANY LIMITED (the ISSUER);

(2)   KELLOGG COMPANY (the GUARANTOR);

(3)   HSBC BANK PLC (the FISCAL AGENT and AGENT BANK); and

(4)   HSBC INSTITUTIONAL TRUST SERVICES (IRELAND) LIMITED (as PAYING AGENT)

WHEREAS:

(A) The Issuer has agreed to issue (euro)550,000,000 Guaranteed Floating Rate Notes due 2007 (the NOTES, which expression shall include, unless the context otherwise requires, any further Notes issued pursuant to Condition 14 and forming a single series with the Notes).

(B)   The Notes will be issued in bearer form in the denomination of
      (euro)50,000 each with interest coupons (COUPONS) attached.

(C) The Notes will initially be represented by a temporary Global Note (the TEMPORARY GLOBAL NOTE) in or substantially in the form set out in Part 1 of Schedule 1 which will be exchanged in accordance with its terms for a permanent Global Note (the PERMANENT GLOBAL NOTE and, together with the Temporary Global Note, the GLOBAL NOTES) in or substantially in the form set out in Part 2 of Schedule 1.

(D) The definitive Notes and Coupons will be in or substantially in the respective forms set out in Part 1 of Schedule 2. The Conditions of the Notes (the CONDITIONS) will be in or substantially in the form set out in
      Part 2 of Schedule 2.

(E) Payments in respect of the Notes will be unconditionally and irrevocably guaranteed by the Guarantor as provided in a deed poll (the GUARANTEE) entered into by the Guarantor substantially in the form set out in
      Schedule 3.

NOW IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

1.1 Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

1.2 References in this Agreement to principal and/or interest shall include any additional amounts payable pursuant to Condition 8.

2.    DEFINITIONS

2.1   As used in this Agreement and in the Conditions:

      AUTHORISED SIGNATORY means any person who (i) is a Director or officer of the Issuer or the Guarantor (as the case may be) or (ii) has been notified by the Issuer or the Guarantor (as the case may be) in writing to the Fiscal Agent as being duly authorised to sign documents and to

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      do other acts and things on behalf of the Issuer or the Guarantor (as the case may be) for the purposes of this Agreement;

      FISCAL AGENT, PAYING AGENTS and AGENT BANK mean and include each Fiscal Agent, Paying Agent and Agent Bank from time to time appointed to exercise the powers and undertake the duties conferred and imposed upon it by this Agreement and notified to the Noteholders under clause 22;

      OUTSTANDING means in relation to the Notes all the Notes issued other than:

      (a) those Notes which have been redeemed and cancelled pursuant to Condition 7 or otherwise pursuant to the Conditions;

      (b) those Notes in respect of which the date for redemption under the Conditions has occurred and the redemption moneys wherefore (including all interest payable thereon) have been duly paid to the Fiscal Agent in the manner provided in clause 5 (and, where appropriate, notice to that effect has been given to the Noteholders under Condition 12) and remain available for payment against presentation of the relevant Notes and/or Coupons;

      (c)   those Notes which have been purchased and cancelled under Condition
            7;

      (d)   those Notes which have become void under Condition 9;

      (e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

      (f) (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11; and

      (g) the Temporary Global Note to the extent that it has been duly exchanged for the Permanent Global Note and the Permanent Global Note to the extent that it has been exchanged for the relative Notes in definitive form in each case pursuant to their respective provisions, provided that for each of the following purposes, namely:

      (i) the right to attend and vote at any meeting of the Noteholders or any of them; and

      (ii) the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 4, 7 and 9 of Schedule 4,

      those Notes (if any) which are for the time being held by any person (including but not limited to, the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries) for the benefit of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

      SPECIFIED OFFICE means the offices specified in clause 24 or any other specified offices as may from time to time be duly notified pursuant to clause 24; and

      TAXES means any present or future taxes, duties, assessments or governmental charges of whatever nature.

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2.2   (a)   In this Agreement, unless the contrary intention appears, a reference to:

            (i) an AMENDMENT includes a supplement, restatement or novation and AMENDED is to be construed accordingly;

            (ii) a PERSON includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

            (iii) a provision of a law is a reference to that provision as extended, amended or re-enacted;

            (iv) a clause or schedule is a reference to a clause of, or a schedule to, this Agreement;

            (v)   a person includes its successors and assigns;

            (vi) a document is a reference to that document as amended from time to time; and

            (vii) a time of day is a reference to London time;

      (b)   The headings in this Agreement do not affect its interpretation;

      (c) All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof; and

      (d) All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes.

3.    APPOINTMENT OF AGENTS

3.1 The Issuer and the Guarantor appoint, on the terms and subject to the conditions of this Agreement:

      (a) the Fiscal Agent as fiscal and principal paying agent in respect of the Notes;

      (b) HSBC Institutional Trust Services (Ireland) Limited as paying agent (together with the Fiscal Agent, the PAYING AGENTS) for the payment of principal of, and interest on, the Notes; and

      (c) the Agent Bank as agent bank for the purpose of determining the interest payable in respect of the Notes,

      in each case acting at its specified office.

3.2 The Fiscal Agent, the other Paying Agents and the Agent Bank are together referred to as the AGENTS.

4.    AUTHENTICATION AND DELIVERY OF NOTES

4.1 The Issuer undertakes that the Permanent Global Note (duly executed on behalf of the Issuer ) will be available to be exchanged for interests in the Temporary Global Note in accordance with the terms of the Temporary Global Note.

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4.2   If a Global Note is to be exchanged in accordance with its terms for definitive Notes, the Issuer undertakes that it will deliver to, or to the order of, the Fiscal Agent, as soon as reasonable practicable and in any event not later than 15 days before the relevant exchange is due to take place, definitive Notes (with Coupons attached) in an aggregate principal amount of (euro)550,000,000 or such lesser amount as is the principal amount of Notes represented by the Global Note to be issued in exchange for the Global Note. Each definitive Note and Coupon so delivered shall be duly executed on behalf of the Issuer.

4.3 The Issuer authorises and instructs the Fiscal Agent to authenticate the Global Notes and any definitive Notes delivered pursuant to subclause 4.2.

4.4 The Issuer authorises and instructs the Fiscal Agent to cause interests in the Temporary Global Note to be exchanged for interests in the Permanent Global Note and interests in a Global Note to be exchanged for definitive Notes in accordance with their respective terms. Following the exchange of the last interest in a Global Note, the Fiscal Agent shall cause the Global Note to be cancelled and delivered to the Issuer or as it may direct.

4.5 The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that interests in the Temporary Global Note are only exchanged for interests in the Permanent Global Note in accordance with the terms of the Temporary Global Note and this Agreement and that the definitive Notes are issued only in accordance with the terms of the Global Notes and this Agreement.

4.6 So long as any of the Notes is outstanding the Fiscal Agent shall, within seven days of any request by the Issuer or the Guarantor, certify to the Issuer or, as the case may be, the Guarantor the number of definitive Notes held by it under this Agreement.

5.    PAYMENT TO THE FISCAL AGENT

5.1   The Issuer or, failing the Issuer, the Guarantor shall, not later than
      10.00 a.m. (London time) on each date on which any payment of principal and/or interest in respect of any of the Notes becomes due under the Condition, transfer to an account specified by the Fiscal Agent such amount of euros as shall be sufficient for the purposes of the payment of principal and/or interest in immediately available funds.

5.2 The Issuer or, as the case may be, the Guarantor shall ensure that, not later than the second day on which banks are open for business in London immediately preceding the date on which any payment is to be made to the Fiscal Agent pursuant to subclause 5.1, the Fiscal Agent shall receive a copy of an irrevocable payment instruction to the bank through which the payment is to be made.

6.    NOTIFICATION OF NON-PAYMENT BY THE ISSUER OR THE GUARANTOR

      The Fiscal Agent shall notify by SWIFT or facsimile each of the other Paying Agents forthwith:

      (a) if it has not by the relevant date specified in subclause 5.1 received unconditionally the full amount in euros required for the payment; and

      (b) if it receives unconditionally the full amount of any sum due in respect of the Notes or Coupons after such date.

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      The Fiscal Agent shall, at the expense and request of the Issuer or the
      Guarantor, forthwith upon receipt of any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 12.

7.    DUTIES OF THE PAYING AGENTS

7.1 Subject to the payments to the Fiscal Agent provided for by clause 5 being duly made, the Paying Agents shall act as paying agents of the Issuer and/or the Guarantor in respect of the Notes and pay or cause to be paid on behalf of the Issuer and/or the Guarantor, on and after each date on which any payment becomes due and payable, the amounts of principal and/or interest then payable on surrender or, in the case of a Global Note, endorsement, of Notes or Coupons under the Conditions and this Agreement. If any payment provided for by clause 5 is made late but otherwise under the terms of this Agreement the Paying Agents shall nevertheless act as paying agents following receipt by them of payment.

7.2 If default is made by the Issuer and the Guarantor in respect of any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the Fiscal Agent have been made, neither the Fiscal Agent nor any of the other Paying Agents shall be bound to act as paying agents.

7.3 Without prejudice to subclauses 7.1 and 7.2, if the Fiscal Agent pays any amounts to the holders of Notes or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of the Notes in accordance with subclause 5.1 (the excess of the amounts so paid over the amounts so received being the SHORTFALL), the Issuer (failing which the Guarantor) will, in addition to paying amounts due under subclause 5.1, pay to the Fiscal Agent on demand interest (at a rate which represents the Fiscal Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Fiscal Agent of the Shortfall.

7.4 Whilst any Notes are represented by a Global Note, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Note, subject to and in accordance with the provisions of the Global Note. On the occasion of each payment, the Paying Agent to which the Global Note was presented for the purpose of making the payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of the payments of principal and/or interest as applicable.

7.5 If on presentation of a Note or Coupon the amount payable in respect of the Note or Coupon is not paid in full (otherwise than as a result of withholding or deduction for or on account of any Taxes as permitted by the Conditions) the Paying Agent to whom the Note or Coupon is presented shall procure that the Note or Coupon is enfaced with a memorandum of the amount paid and the date of payment.

8.    REIMBURSEMENT OF THE PAYING AGENTS

      The Fiscal Agent shall charge the account referred to in clause 5 for all payments made by it under this Agreement and will credit or transfer to the respective accounts of the other Paying Agents the amount of all payments made by them under the Conditions immediately upon notification from them, subject in each case to any applicable laws or regulations.

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9.    DETERMINATION AND NOTIFICATION OF RATES OF INTEREST, COUPON AMOUNTS AND
      INTEREST PAYMENT DATES

9.1 The Agent Bank shall determine the Rate of Interest applicable to each Interest Period and the Coupon Amount payable in respect thereof subject to and in accordance with the Conditions.

9.2 The Agent Bank shall not be responsible to the Issuer, the Guarantor or any third party for any failure of the Reference Banks to fulfil their duties or meet their obligations as Reference Banks or (except in the event of negligence, wilful default or bad faith) as a result of the Agent Bank having acted on any certificate given by any Reference Bank which subsequently may be found to be incorrect.

9.3 The Agent Bank shall notify the Issuer, the Guarantor, the Fiscal Agent and (so long as the Notes are listed thereon) any stock exchange or other relevant authority by facsimile of each Rate of Interest, Coupon Amount and relative Interest Payment Date as soon as practicable after the determination thereof, and in any event no later than the first day of each Interest Period and the Fiscal Agent shall promptly notify the other Paying Agents thereof.

9.4 The Agent Bank shall cause each Rate of Interest, Coupon Amount and Interest Payment Date to be published in accordance with Condition 12 as soon as possible after their determination but in no event later than the second Business Day thereafter (as defined in Condition 5).

9.5 If the Agent Bank does not at any material time for any reason determine and/or publish the Rate of Interest or Coupon Amount in respect of any Interest Period as provided in this clause 9 it shall forthwith notify the Issuer, the Guarantor, and the Fiscal Agent of such fact.

10.   NOTICE OF ANY WITHHOLDING OR DEDUCTION

      If the Issuer or the Guarantor is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any Taxes as contemplated by Condition 8, the Issuer or, as the case may be, the Guarantor shall give notice to the Fiscal Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Fiscal Agent such information as the Fiscal Agent shall require to enable it to comply with the requirement.

11. DUTIES OF THE FISCAL AGENT IN CONNECTION WITH OPTIONAL REDEMPTION AND REDEMPTION FOR TAXATION REASONS

      If the Issuer decides to redeem all the Notes for the time being outstanding under Condition 7, it shall give notice of the decision to the Fiscal Agent, the Agent Bank and the Noteholders in accordance with the Conditions.

12.   RECEIPT AND PUBLICATION OF NOTICES

12.1 Forthwith upon the receipt by the Fiscal Agent of a demand or notice from any Noteholder or Couponholder under Condition 10 the Fiscal Agent shall forward a copy of the demand or notice to the Issuer and to the Guarantor.

12.2 On behalf of and at the request and expense of the Issuer or the Guarantor, the Fiscal Agent shall cause to be published all notices required to be given by the Issuer and/or the Guarantor under the Conditions.

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13.   CANCELLATION OF NOTES AND COUPONS

13.1 All Notes which are surrendered in connection with redemption, (together with all unmatured Coupons attached to or delivered with Notes) and all Coupons which are paid shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes and Coupons to the Fiscal Agent (or as the Fiscal Agent may specify). Where Notes are purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries, the Issuer or, as the case may be, the Guarantor, shall procure that the Notes (together with all unmatured Coupons appertaining to the Notes) are promptly cancelled and delivered to the Fiscal Agent or its authorised agent.

13.2 The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing and save as provided in subclause 15.1) destroy all cancelled Notes and Coupons and furnish the Issuer and the Guarantor with a certificate of destruction containing written particulars of the serial numbers of the Notes and the number by maturity date of Coupons so destroyed.

14.   ISSUE OF REPLACEMENT NOTES AND COUPONS

14.1 The Issuer shall cause a sufficient quantity of additional forms of Notes and Coupons to be available, upon request, to the Fiscal Agent at its specified office for the purpose of issuing replacement Notes or Coupons as provided below.

14.2 The Fiscal Agent shall, subject to and in accordance with Condition 11 and the following provisions of this clause, cause to be authenticated (in the case only of replacement Notes) and delivered any replacement Notes or Coupons which the Issuer may determine to issue in place of Notes or Coupons which have been lost, stolen, mutilated, defaced or destroyed.

14.3 In the case of a mutilated or defaced Note, the Fiscal Agent shall ensure that (unless otherwise covered by such indemnity as the Issuer may require) any replacement Note only has attached to it Coupons corresponding to those attached to the mutilated or defaced Note which is presented for replacement.

14.4 The Fiscal Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Note or Coupon in respect of which the serial number is known, that the Note or Coupon has not previously been redeemed or paid. The Fiscal Agent shall not issue a replacement Note or Coupon unless and until the applicant has:

      (a) paid such expenses and costs as may be incurred in connection with the replacement;

      (b) furnished it with such evidence and indemnity as the Issuer may reasonably require; and

      (c) in the case of a mutilated or defaced Note or Coupon, surrendered it to the Fiscal Agent.

14.5 The Fiscal Agent shall cancel mutilated or defaced Notes or Coupons in respect of which replacement Notes or Coupons have been issued pursuant to this clause. The Fiscal Agent shall furnish the Issuer and the Guarantor with a certificate stating the serial numbers of the Notes or Coupons received by it and cancelled pursuant to this clause and shall, unless otherwise requested by the Issuer or the Guarantor, destroy all those Notes and Coupons and furnish the Issuer and the Guarantor with a destruction certificate containing the information specified in subclause 13.2.

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14.6  The Fiscal Agent shall, on issuing any replacement Note or Coupon, forthwith inform the Issuer and the other Paying Agents of the serial number of the replacement Note or Coupon issued and (if known) of the serial number of the Note or Coupon in place of which the replacement Note or Coupon has been issued. Whenever replacement Coupons are issued under this clause, the Fiscal Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons and of the replacement Coupons issued.

14.7 Whenever a Note or Coupon for which a replacement Note or Coupon has been issued and the serial number of which is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice to the Issuer and the Fiscal Agent.

15.   RECORDS AND CERTIFICATES

15.1 The Fiscal Agent shall keep a full and complete record of all Notes and Coupons (other than serial numbers of Coupons) and of their redemption and/or purchase by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries, cancellation or payment (as the case may be) and of all replacement Notes or Coupons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes or Coupons. The Fiscal Agent shall at all reasonable times make the records and Coupons (if any) available to the Issuer and the Guarantor.

15.2 The Fiscal Agent shall give to the Issuer and the Guarantor, as soon as possible and in any event within four months after the date of redemption, purchase, payment or replacement of a Note or Coupon (as the case may be), a certificate stating (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount in respect of Coupons which have been paid, (b) the serial numbers of those Notes in definitive form,
      (c) the total number by maturity date of those Coupons, (d) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries and cancelled (subject to delivery of the Notes to the Fiscal Agent) and the serial numbers of such Notes in definitive form and the total number by maturity date of the Coupons attached to or surrendered with the purchased Notes.

16.   COPIES OF THIS AGREEMENT AND THE GUARANTEE AVAILABLE FOR INSPECTION

16.1 The Guarantee shall be deposited with the Fiscal Agent and shall be held in safe custody by the Fiscal Agent on behalf of the Noteholders and Couponholders.

16.2 The Agents shall hold copies of this Agreement, together with copies of the Guarantee, and any other documents expressed to be held by them in the Offering Circular dated 24 November, 2005 issued by the Issuer in relation to the Notes available for inspection by Noteholders and Couponholders. For this purpose, the Issuer and the Guarantor shall furnish the Agents with sufficient copies of each of such documents.

17.   COMMISSIONS AND EXPENSES

17.1 The Issuer or, failing the Issuer, the Guarantor shall pay to the Fiscal Agent such commissions in respect of the services of the Agents under this Agreement as shall be agreed between the Issuer, the Guarantor and the Fiscal Agent. Neither the Issuer nor the Guarantor shall be concerned with the apportionment of payment among the Agents.

17.2 The Issuer or, failing the Issuer, the Guarantor shall also pay to the Fiscal Agent an amount equal to any value added tax which may be payable in respect of the commissions together

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      with all reasonable expenses incurred by the Agents in connection with their services under this Agreement.

17.3 The Fiscal Agent shall arrange for payment of the commissions due to the other Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Issuer or the Guarantor.

17.4 At the request of the Fiscal Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions agreed initially pursuant to subclause 17.1 with a view to determining whether the parties can mutually agree upon any changes to the commissions.

18.   INDEMNITY

18.1 The Issuer or, failing the Issuer, the Guarantor undertakes to indemnify each of the Agents against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Agent under this Agreement except as may result from its own wilful default, negligence or bad faith or that of its directors, officers or employees or any of them.

18.2 Each of the Agents severally undertakes to indemnify the Issuer and the Guarantor against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of its wilful default, negligence or bad faith or that of its directors, officers or employees.

18.3 The indemnities set out above shall survive any termination of this Agreement.

19.   REPAYMENT BY FISCAL AGENT

      Sums paid by or by arrangement with the Issuer or the Guarantor to the Fiscal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer or the Guarantor unless and until any Note or Coupon becomes void under the provisions of Condition 9 but in that event the Fiscal Agent shall forthwith repay to the Issuer or, if so directed by the Issuer, to the Guarantor sums equivalent to the amounts which would otherwise have been payable in respect of the relevant Note or Coupon.

20.   CONDITIONS OF APPOINTMENT

20.1 Subject as provided in subclause 20.3, the Fiscal Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer or the Guarantor for any interest or other amounts in respect of the money. No money held by any Paying Agent need be segregated except as required by law.

20.2 In acting under this Agreement and in connection with the Notes and the Coupons the Agents shall act solely as agents of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes or the Coupons.

20.3 No Paying Agent shall exercise any right of set-off or lien against the Issuer, the Guarantor or any holders of Notes or Coupons in respect of any moneys payable to or by it under the terms of this Agreement.

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20.4  Except as otherwise permitted in the Conditions or as ordered by a court of competent jurisdiction or required by law or otherwise instructed by the Issuer or the Guarantor, each of the Agents shall be entitled to treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or other writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

20.5 The Agents shall be obliged to perform such duties and only such duties as are set out in this Agreement and the Notes and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

20.6 The Fiscal Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

20.7 Each of the Agents shall be protected and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Guarantor or any document which it reasonably believes to be genuine and to have been delivered by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

20.8 Any of the Agents, their officers, directors or employees may become the owner of, or acquire any interest in, Notes or Coupons with the same rights that it or he would have if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or other obligations of the Issuer or the Guarantor, as freely as if the Agent were not appointed under this Agreement.

20.9 The Fiscal Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

20.10 The obligations of the Agents hereunder are several and not joint.

21.   COMMUNICATION WITH AGENTS

      A copy of all communications relating to the subject matter of this Agreement between the Issuer or the Guarantor and any of the Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

22.   TERMINATION OF APPOINTMENT

22.1 The Issuer and the Guarantor may terminate the appointment of any Agent at any time and/or appoint additional or other Agents by giving to the Agent whose appointment is concerned and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect, provided that, so long as any of the Notes is outstanding:

      (a) the notice shall not expire less than 45 days before any due date for the payment of interest; and

      (b) notice shall be given under Condition 12 at least 30 days before the removal or appointment of a Paying Agent.

22.2  Notwithstanding the provisions of subclause 22.1, if at any time:

      (a) an Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a public officer takes charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation; or

      (b) in the case of the Agent Bank, it fails to determine the Rate of Interest, and/or Coupon Amount in respect of any Interest Period as provided in the Conditions and this Agreement,

      the Issuer and the Guarantor may forthwith without notice terminate the appointment of the Agent, in which event (save with respect to the termination of the appointment of the Agent Bank) notice shall be given to the Noteholders under Condition 12 as soon as is practicable.

22.3 The termination of the appointment of an Agent under this Agreement shall not entitle the Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

22.4 All or any of the Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent at least 90 days' prior written notice to that effect provided that, so long as any of the Notes is outstanding, the notice shall not expire less than 45 days before any due date for the payment of interest. Following receipt of a notice of resignation from a Paying Agent, the Issuer or, failing the Issuer, the Guarantor shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Noteholders under Condition 12. If the Fiscal Agent shall resign or be removed pursuant to subclauses 22.1 or
      22.2 above or in accordance with this subclause 22.4, the Issuer and the Guarantor shall promptly and in any event within 30 days appoint a successor (being a leading bank acting through its office in London). If the Issuer and the Guarantor fail to appoint a successor within such period, the Fiscal Agent may select a leading bank acting through its office in London to act as Fiscal Agent hereunder and the Issuer and the Guarantor shall appoint that bank as the successor Fiscal Agent.

22.5 Notwithstanding the provisions of subclauses 22.1, 22.2 and 22.4, so long as any of the Notes is outstanding, the termination of the appointment of an Agent (whether by the Issuer and the Guarantor or by the resignation of the Agent) shall not be effective unless upon the expiry of the relevant notice there is:

      (a)   a Fiscal Agent;

      (b) at least one Paying Agent (which may be the Fiscal Agent) having its specified office in a European city which so long as the Notes are admitted to official listing on the Irish Stock Exchange, shall be Dublin or such other place as the Irish Financial Supervisory and Regulatory Authority may approve;

      (c) a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; and

      (d)   an Agent Bank.

22.6 Any successor Agent shall execute and deliver to its predecessor, the Issuer, the Guarantor and, where appropriate, the Fiscal Agent an instrument accepting the appointment under this Agreement, and the successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as an Agent.

22.7 If the appointment of a Paying Agent under this Agreement is terminated (whether by the Issuer and the Guarantor or by the resignation of the Paying Agent), the Paying Agent shall on the date on which the termination takes effect deliver to its successor Paying Agent (or, if none, the Fiscal Agent) all Notes and Coupons surrendered to it but not yet destroyed and all records concerning the Notes and Coupons maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Paying Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes or Coupons which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

22.8 If the Fiscal Agent or any of the other Paying Agents shall change its specified office, it shall give to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent not less than 45 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall give to the NOTEHOLDERS on behalf of and at the expense of the Issuer or, failing the Issuer, the Guarantor notice of the change and the address of the new specified office under Condition 12.

22.9 A corporation into which any Agent for the time being may be merged or converted or a corporation with which the Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer, the Guarantor and, where appropriate, the Fiscal Agent.

23.   MEETINGS OF NOTEHOLDERS

23.1 The provisions of Schedule 4 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by a Global Note, the expression Noteholders shall include the persons for the time being shown in the records of Euroclear Bank S.A./N.V., as operator of the Euroclear System (EUROCLEAR) and/or Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG), as the holders of a particular principal amount of such Notes (each an ACCOUNTHOLDER) (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested as against the Issuer solely in the bearer of each Global Note in accordance with and subject to its terms, and the expressions HOLDER and HOLDERS shall be construed accordingly and the expression NOTES shall mean units of (euro)50,000 principal amount of Notes.

23.2 Without prejudice to subclause 23.1, each of the Paying Agents shall, on the request of any holder of Notes, issue voting certificates and block voting instructions (as defined in Schedule 4) together, if so required by the Issuer, with reasonable proof satisfactory to the Issuer of their due execution on behalf of the Paying Agent under the provisions of Schedule 4 and shall forthwith give notice to the Issuer under Schedule 4 of any revocation or amendment of a voting certificate or block voting instruction. Each Paying Agent shall keep a full and complete record of all voting certificates and block voting instructions issued by it and shall, not less than 24 hours before the time appointed for holding any meeting or adjourned meeting, deposit at such place as the Fiscal Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of any meeting or adjourned meeting.

24.   NOTICES

      Any notice required to be given under this Agreement to any of the parties shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile addressed to:

      The Issuer:           KELLOGG EUROPE COMPANY LIMITED
                            Facsimile No:          441 252 8666
                            Attention:             Secretary

      The Guarantor:        KELLOGG COMPANY
                            Facsimile No:          1 269 961 3494
                            Attention:             Treasurer

      The Fiscal Agent and  HSBC BANK PLC
      Agent Bank:
                            Facsimile No:          +44 (0)20 7260 8932
                            Attention:             The Manager, Operations, Bond
                                                   Paying Agency, Corporate
                                                   Trust and Loan Agency

      The Paying Agent:     HSBC INSTITUTIONAL TRUST SERVICES (IRELAND) LIMITED

                            Facsimile No:          +353 1 631 8397
                            Attention:             Ronnie Griffin

      or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

      Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post after despatch, and, in the case of SWIFT or facsimile, 24 hours after the time of despatch, provided that in the case of a notice given by SWIFT or facsimile transmission such notice shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice given by facsimile.

25.   TAXES AND STAMP DUTIES

      The Issuer or, failing the Issuer, the Guarantor agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by any Agent.

26.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

27.   DESCRIPTIVE HEADINGS

      The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

28.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

28.1 The provisions of this Agreement are governed by, and shall be construed in accordance with, English law.

28.2 Subject to subclause 28.4 below, each of the Issuer and the Guarantor irrevocably agrees for the benefit of the Agents that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and accordingly submit to the exclusive jurisdiction of the English courts.

28.3 Each of the Issuer and the Guarantor waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

28.4 The Agents may take any suit, action or proceeding arising out of or in connection with this Agreement (together referred to as PROCEEDINGS) against the Issuer or the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

28.5 Each of the Issuer and the Guarantor irrevocably and unconditionally appoints Kellogg Marketing & Sales Co. (UK) Limited at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint such other person with an office in London as its agent for that purpose.

28.6  Each of the Issuer and the Guarantor:

      (a) agrees to procure that, so long as any of the Notes remain liable to prescription, there shall be in force an appointment of such a person with an office in London with authority to accept service as aforesaid;

      (b) agrees that failure by any such person to give notice of such service of process to the relevant Agent shall not impair the validity of such service or of any judgment based thereon; and

      (c) agrees that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

29.   AMENDMENTS

      This Agreement may be amended by all of the parties, without the consent of any Noteholder or Couponholder, either for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained in this Agreement.

30.   THIRD PARTY RIGHTS

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of any person which exists apart from that Act.

SIGNED by each of the parties (or their duly authorised representatives) on the date which appears first on page 1.

                                   SCHEDULE 1

                                     PART 1

                        FORM OF THE TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                         KELLOGG EUROPE COMPANY LIMITED

                              TEMPORARY GLOBAL NOTE

                                (EURO)550,000,000

                     GUARANTEED FLOATING RATE NOTES DUE 2007

                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY

                                 KELLOGG COMPANY

This temporary Global Note is issued in respect of the (euro)550,000,000 Guaranteed Floating Rate Notes due 2007 (the NOTES) of Kellogg Europe Company Limited (the ISSUER). The Notes are issued subject to and with the benefit of an Agency Agreement (the AGENCY AGREEMENT) dated 28 November, 2005, between, among others, the Issuer, Kellogg Company (the GUARANTOR) and HSBC Bank plc as Fiscal Agent (the FISCAL AGENT) and the Conditions of the Notes (the CONDITIONS) set out in Part 2 of Schedule 2 to the Agency Agreement. Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Guarantee dated 28 November, 2005 entered into by the Guarantor by way of deed poll.

1.    PROMISE TO PAY

      Subject as provided in this temporary Global Note, the Issuer, for value received, promises to pay the bearer upon presentation and surrender of this temporary Global Note the sum of (euro)550,000,000 or such lesser sum as is equal to the principal amount of the Notes represented by this temporary Global Note as shown by the latest entry in Part 1 or Part 2 of the Schedule to this temporary Global Note or such other amounts as are expressed to be payable in respect of the Notes represented by this temporary Global Note on early redemption of the Notes on the Interest Payment Date (as defined in the Conditions) falling in May 2007 or on such earlier date as the principal or other amounts in respect of this temporary Global Note may become due under the Conditions and to pay interest on the principal sum for the time being outstanding at the rate determined under the Conditions payable quarterly in arrear on each Interest Payment Date until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

2.    EXCHANGE FOR PERMANENT GLOBAL NOTE AND PURCHASES

      The permanent Global Note to be issued on exchange for interests in this temporary Global Note will be substantially in the form set out in Part 2 of Schedule 1 to the Agency Agreement.

      Subject as provided below, the permanent Global Note will only have an entry made to represent definitive Notes after the date which is 40 days after the closing date for the Notes (the EXCHANGE DATE).

      Interests in this temporary Global Note may be exchanged for interests in a duly executed and authenticated permanent Global Note without charge and the Fiscal Agent or such other person as the Fiscal Agent may direct (the EXCHANGE AGENT) shall make the appropriate entry on Part 1 of the Schedule to the permanent Global Note, in full or partial exchange for this temporary Global Note, in order that the permanent Global Note represents an aggregate principal amount of Notes equal to the principal amount of this temporary Global Note submitted for exchange. Notwithstanding the foregoing, no such entry shall be made on the permanent Global Note unless there shall have been presented to the Exchange Agent a certificate in respect of the principal amount of Notes submitted for exchange from Euroclear Bank S.A./N.V., as operator of the Euroclear System (EUROCLEAR) or Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) substantially in the form of the certificate attached as Exhibit A.

      Notwithstanding the foregoing, where this temporary Global Note has been exchanged in part for the permanent Global Note pursuant to the foregoing and definitive Notes have been issued in exchange for the total amount of Notes represented by the permanent Global Note pursuant to its terms, then interests in this temporary Global Note will no longer be exchangeable for interests in the permanent Global Note but will be exchangeable, in full or partial exchange, for duly executed and authenticated definitive Notes, without charge, in the denomination of (euro)50,000 each with interest coupons attached, such definitive Notes to be substantially in the form set out in Part 1 of Schedule 2 to the Agency Agreement. Notwithstanding the foregoing, definitive Notes shall not be so issued and delivered unless there shall have been presented to the Exchange Agent a certificate in respect of the principal amount of Notes submitted for exchange from Euroclear or Clearstream, Luxembourg substantially in the form of the certificate attached as Exhibit A.

      Any person who would, but for the provisions of this temporary Global Note and of the Agency Agreement, otherwise be entitled to receive either (a) an interest in the permanent Global Note or (b) definitive Notes shall not be entitled to require the exchange of an appropriate part of this temporary Global Note for an interest in the permanent Global Note or definitive Notes unless and until he shall have delivered or caused to be delivered to Euroclear or Clearstream, Luxembourg certificate in substantially the form of the certificate attached as Exhibit B (copies of which form of certificate will be available at the offices of Euroclear in Brussels and Clearstream, Luxembourg in Luxembourg and the specified offices of each Paying Agent named in the Agency Agreement).

      Presentation of this temporary Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London at the office of the Fiscal Agent. The aggregate principal amount of interests in the permanent Global Note or, as the case may be, definitive Notes issued upon an exchange of this temporary Global Note will, subject to the terms hereof, be equal to the aggregate principal amount of this temporary Global Note submitted by the bearer for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this temporary Global Note.

      Upon (a) any exchange of a part of this temporary Global Note for an interest in the permanent Global Note or for a definitive Note, (b) receipt of instructions from Euroclear or Clearstream, Luxembourg that, following the purchase by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other subsidiaries of a part of this temporary Global Note, part is to be cancelled or (c) any redemption of a part of this temporary Global Note, the portion of the principal amount of this temporary Global Note so exchanged, cancelled or redeemed shall be entered by or on behalf of the Fiscal Agent on Part 1 or, as the case may be, Part 2 of the Schedule to this temporary Global Note, whereupon the principal amount of this temporary Global Note shall be reduced for all purposes by the amount so exchanged, cancelled or redeemed and entered. On an exchange in whole of this temporary Global Note, this temporary Global Note shall be surrendered to the Fiscal Agent.

3.    BENEFITS

      Until the entire principal amount of this temporary Global Note has been extinguished in exchange for the permanent Global Note and/or definitive Notes, the bearer of this temporary Global Note shall in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above, except that the bearer of this temporary Global Note shall only be entitled to receive any payment on this temporary Global Note on presentation of certificates as provided below. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this temporary Global Note as the absolute owner of this temporary Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this temporary Global Note and on the relevant definitive Notes and/or Coupons.

4.    PAYMENTS

      Payments due in respect of Notes for the time being represented by this temporary Global Note shall be made to the bearer only upon presentation by Euroclear or, as the case may be, Clearstream, Luxembourg to the Fiscal Agent at its specified office of a certificate, substantially in the form of the certificate attached as Exhibit A, to the effect that Euroclear, or as the case may be, Clearstream, Luxembourg has received a certificate substantially in the form of the certificate attached as Exhibit B. The bearer of this temporary Global Note will not be entitled to receive any payment of interest due on or after the Exchange Date unless, upon due certification, exchange of this temporary Global Note is improperly withheld or refused upon due certification.

      Upon any payment in respect of the Notes represented by this temporary Global Note, the amount so paid shall be entered by or on behalf of the Fiscal Agent on Part 2 of the Schedule to this temporary Global Note. In the case of any payment of principal the principal amount of this temporary Global Note shall be reduced for all purposes by the amount so paid and the remaining principal amount of this temporary Global Note shall be entered by or on behalf of the Fiscal Agent on Part 2 of the Schedule to this temporary Global Note.

5.    ACCOUNTHOLDERS

      For so long as any of the Notes is represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (each an ACCOUNTHOLDER) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 10 other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this temporary Global Note in accordance with and subject to its terms. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of this temporary Global Note.

      The Issuer covenants in favour of each Accountholder that it will make all payments in respect of the principal amount of Notes for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as being held by the Accountholder and represented by this temporary Global Note to the bearer of this temporary Global Note in accordance with clause 1 above and acknowledges that each Accountholder may take proceedings to enforce this covenant and any of the other rights which it has under the first paragraph of this clause directly against the Issuer.

6.    NOTICES

      For so long as all of the Notes are represented by this temporary Global Note or by this temporary Global Note and the permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 12; provided that the notice will comply with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

      Whilst any of the Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through Euroclear and/or Clearstream, as the Fiscal Agent and Euroclear and/or Clearstream, Luxembourg may approve for this purpose.

7.    PRESCRIPTION

      Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by this temporary Global Note will be prescribed after 10 years (in the case of principal and five years (in the case of interest) from the Relevant Date (as defined in Condition 8).

8.    EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

      Notes represented by this temporary Global Note are transferable in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg, as appropriate. References in this temporary Global Note to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system through which interest in the Notes are held.

9.    AUTHENTICATION

      This temporary Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent.

10.   CONTRACTS (RIGHT OF THIRD PARTIES) ACT 1999

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

11.   GOVERNING LAW

      This temporary Global Note is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof this temporary Global Note has been executed as a deed on behalf of the Issuer.

EXECUTED as a Deed by KELLOGG EUROPE                 )
COMPANY LIMITED
acting by                                            )
and                                                  )

EXECUTED as a Deed by KELLOGG COMPANY                )
acting by                                            )
                                                     )

Dated -

CERTIFICATE OF AUTHENTICATION

This is the temporary Global Note
described in the Agency Agreement
By or on behalf of
HSBC BANK PLC as Fiscal Agent
(without recourse, warranty or liability)

.........................................

                                  THE SCHEDULE

                                     PART 1

            EXCHANGES FOR THE PERMANENT GLOBAL NOTE/DEFINITIVE NOTES
                                AND CANCELLATIONS

The following exchanges of a part of this temporary Global Note for interests in the permanent Global Note/definitive Notes and cancellations of a part of the aggregate principal amount of this temporary Global Note have been made:

                           PART OF THE
                       AGGREGATE PRINCIPAL
                          AMOUNT OF THIS
                         TEMPORARY GLOBAL                           REMAINING PRINCIPAL
                        NOTE EXCHANGED FOR       PART OF THE          AMOUNT OF THIS
                         INTERESTS IN THE    AGGREGATE PRINCIPAL     TEMPORARY GLOBAL
                         PERMANENT GLOBAL       AMOUNT OF THIS        NOTE FOLLOWING       NOTATION MADE BY OR
DATE OF EXCHANGE OR      NOTE/DEFINITIVE       TEMPORARY GLOBAL         EXCHANGE OR         ON BEHALF OF THE
   CANCELLATION               NOTES             NOTE CANCELLED         CANCELLATION           FISCAL AGENT
                             (EURO)                 (EURO)                (EURO)
   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

   -------------          -------------         -------------          -------------          -------------

                                     PART 2

                                    PAYMENTS

The following payments in respect of the Notes represented by this temporary Global Note have been made:

                                                                   REMAINING PRINCIPAL
                                                                     AMOUNT OF THIS
                                                                    TEMPORARY GLOBAL     NOTATION MADE BY OR
                      AMOUNT OF INTEREST    AMOUNT OF PRINCIPAL      NOTE FOLLOWING        ON BEHALF OF THE
DATE OF PAYMENT              PAID                   PAID                 PAYMENT             FISCAL AGENT
                            (EURO)                 (EURO)                 (EURO)
 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

 -------------           -------------         -------------          -------------         -------------

                                    EXHIBIT A

                         KELLOGG EUROPE COMPANY LIMITED

                                (EURO)550,000,000

                     GUARANTEED FLOATING RATE NOTES DUE 2007

                                (the SECURITIES)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our MEMBER ORGANISATIONS) substantially to the effect
set forth in the Agency Agreement, as of the date hereof, [   ] principal amount
of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (UNITED STATES PERSONS), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (FINANCIAL INSTITUTIONS) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) above (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, UNITED STATES means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and its POSSESSIONS include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (a) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated*

EUROCLEAR BANK S.A./N.V.

AS OPERATOR OF THE EUROCLEAR SYSTEM] [CLEARSTREAM BANKING, SOCIETE ANONYME]

By  _______________________________
    Authorised Signatory

----------
* To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Note for an interest in the permanent Global Note.

                                    EXHIBIT B

                         KELLOGG EUROPE COMPANY LIMITED

                                (EURO)550,000,000

                     GUARANTEED FLOATING RATE NOTES DUE 2007

                                (the SECURITIES)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (UNITED STATES PERSON(s)), (b) are owned by United States person(s) that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (FINANCIAL INSTITUTIONS) purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) above (whether or not also described in clause (a) or (b)) this is further to certify that such financial institution has not acquired the Securities for the purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the ACT), then this is also to certify that, except as set forth below (a) in the case of debt securities, the Securities are beneficially owned by (i) non-U.S. person(s) or
(ii) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (b) in the case of equity securities, the Securities are owned by (i) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (ii) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term U.S. PERSON has the meaning given to it by Regulation S under the Act.

As used herein, UNITED STATES means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and its POSSESSIONS include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated*

By  ______________________________________
    Qualified Account Holder

----------
* To be dated no earlier than the fifteenth day before the date to which this certification relates, namely (a) the payment date or (b) the date set for the exchange of the temporary Global Note for an interest in the permanent Global Note.

                                     PART 2

                          FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                         KELLOGG EUROPE COMPANY LIMITED

                              PERMANENT GLOBAL NOTE

                                (EURO)550,000,000

                     GUARANTEED FLOATING RATE NOTES DUE 2007

                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY

                                 KELLOGG COMPANY

This permanent Global Note is issued in respect of the Guaranteed Floating Rate Notes due 2007 (the NOTES) of KELLOGG EUROPE COMPANY LIMITED (the ISSUER). The Notes are initially represented by a temporary Global Note interests in which will be exchanged in accordance with the terms of the temporary Global Note for interests in this permanent Global Note and, if applicable, definitive Notes. The Notes are issued subject to and with the benefit of an Agency Agreement (the AGENCY AGREEMENT) dated 28 November, 2005 between, among others, the Issuer, KELLOGG COMPANY (the GUARANTOR) and HSBC Bank plc as Fiscal Agent (the FISCAL AGENT) and the Conditions of the Notes (the CONDITIONS) set out in Part 2 of
Schedule 2 to the Agency Agreement. Payments in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a guarantee dated 28 November, 2005 entered into by the Guarantor by way of deed poll.

1.    PROMISE TO PAY

      Subject as provided in this permanent Global Note, the Issuer, for value received, promises to pay the bearer upon presentation and surrender of this permanent Global Note the sum of (euro)550,000,000 (five hundred and fifty million euros) or such lesser sum as is equal to the principal amount of the Notes represented by this permanent Global Note as shown by the latest entry in Part 1, Part 2 or Part 3 of the Schedule to this permanent Global Note or such other amounts as are expressed to be payable in respect of the Notes represented by this permanent Global Note on early redemption of the Notes on the Interest Payment Date (as defined in the Conditions) falling in May 2007 or on such earlier date as the principal or other amounts in respect of this permanent Global Note may become due under the Conditions and to pay interest on the principal sum for the time being outstanding at the rate determined under the Conditions, payable quarterly in arrear on each Interest Payment Date until payment of the principal sum has been made or duly provided for in full together with any other amounts as may be payable, all subject to and under the Conditions.

2. EXCHANGE OF INTERESTS IN THE TEMPORARY GLOBAL NOTE FOR INTERESTS IN THIS PERMANENT GLOBAL NOTE

      Upon any exchange of an interest in the temporary Global Note representing the Notes for an interest in this permanent Global Note, the Fiscal Agent shall make the appropriate entry in Part 1 of the Schedule to this permanent Global Note in order to indicate the principal amount of Notes represented by this permanent Global Note following such exchange.

3.    EXCHANGE FOR DEFINITIVE NOTES AND PURCHASES

      Upon the occurrence of an Exchange Event (as further described below), this permanent Global Note may be exchanged for duly executed and authenticated definitive Notes without charge and the Fiscal Agent or such other person as the Fiscal Agent may direct (the EXCHANGE AGENT) shall deliver, in full (but not in partial) exchange for this permanent Global Note, an aggregate principal amount of duly executed and authenticated definitive Notes with Coupons attached equal to the total principal amount of this permanent Global Note.

      An Exchange Event will occur:

      (a) if the Issuer has been notified that both Euroclear Bank S.A./N.V., operator of the Euroclear System (EUROCLEAR) and Clearstream Banking, societe anonyme (CLEARSTREAM, LUXEMBOURG) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available; or

      (b) if the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes in definitive form.

      The Issuer will promptly give notice to Noteholders if an Exchange Event occurs. In the case of (a) above the bearer of this permanent Global Note, acting on the instructions of one or more of the Accountholders (as defined below), may give notice to the Issuer and the Fiscal Agent and, in the case of (b) above, the Issuer may give notice to the Fiscal Agent of its intention to exchange this permanent Global Note for definitive Notes on or after the Exchange Date (as defined below).

      On or after the Exchange Date the holder of this permanent Global Note may or, in the case of (b) above, shall surrender this permanent Global Note to or to the order of the Fiscal Agent. In exchange for this permanent Global Note the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of definitive Notes (having attached to them all Coupons in respect of interest which has not already been paid on this permanent Global Note), security printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in the Agency Agreement. On exchange of this permanent Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive Notes.

      EXCHANGE DATE means a day specified in the notice requiring exchange falling not less than 30 days after that on which such notice is given, being a day on which banks are open for general business in the place in which the specified office of the Fiscal Agent is located and, in the case of exchange pursuant to (a) above, in the place in which the relevant clearing system is located.

      The definitive Notes to be issued on exchange will be in bearer form in the denomination of (euro)50,000 each with interest coupons (COUPONS) attached and will be substantially in the form set out in Part 1 of
      Schedule 2 to the Agency Agreement.

      Upon (a) receipt of instructions from Euroclear and Clearstream, Luxembourg that, following the purchase by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other subsidiaries of a part of this permanent Global Note, part is to be cancelled or (b) any redemption of a part of this permanent Global Note, the portion of the principal amount of this permanent Global Note so cancelled or redeemed shall be entered by or on behalf of the Fiscal Agent on Part 2 of the Schedule to this permanent Global Note, whereupon the principal amount of this permanent Global Note shall be reduced for all purposes by the amount so cancelled or redeemed and entered. On an exchange in whole of this permanent Global Note, this permanent Global Note shall be surrendered to the Fiscal Agent.

4.    BENEFITS

      Until the entire principal amount of this permanent Global Note has been extinguished in exchange for definitive Notes or in any other manner envisaged by the Conditions, the bearer of this permanent Global Note shall in all respects be entitled to the same benefits as if he were the bearer of the definitive Notes referred to above. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the holder of this permanent Global Note as the absolute owner of this permanent Global Note for all purposes. All payments of any amounts payable and paid to such holder shall, to the extent of the sums so paid, discharge the liability for the moneys payable on this permanent Global Note and on the relevant definitive Notes and/or Coupons.

5.    PAYMENTS

      Payments due in respect of Notes for the time being represented by this permanent Global Note shall be made to the bearer of this permanent Global Note.

      Upon any payment in respect of the Notes represented by this permanent Global Note, the amount so paid shall be entered by or on behalf of the Fiscal Agent on Part 3 of the Schedule to this permanent Global Note. In the case of any payment of principal the principal amount of this permanent Global Note shall be reduced for all purposes by the amount so paid and the remaining principal amount of this permanent Global Note shall be entered by or on behalf of the Fiscal Agent on Part 3 of the Schedule to this permanent Global Note.

6.    ACCOUNTHOLDERS

      For so long as any of the Notes is represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of Notes (each an ACCOUNTHOLDER) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes) shall be treated as the holder of that principal amount for all purposes (including but not limited to for the purposes of any quorum requirements of, or the right to demand a poll or, meetings of the Noteholders and giving notice to the Issuer pursuant to Condition 10) other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this permanent Global Note in accordance with and subject to its terms.

      Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the bearer of this permanent Global Note.

      The Issuer covenants in favour of each Accountholder that it will make all payments in respect of the principal amount of Notes for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as being held by the Accountholder and represented by this permanent Global Note to the bearer of this permanent Global Note in accordance with clause 1 above and acknowledges that each Accountholder may take proceedings to enforce this covenant and any of the other rights which it has under the first paragraph of this clause directly against the Issuer.

7.    NOTICES

      For so long as all of the Notes are represented by this permanent Global Note or by this permanent Global Note and the temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg (as the case may be) for communication to the relative Accountholders rather than by publication as required by Condition 12; provided that the notice will comply with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice shall be deemed to have been given to the Noteholders on the second day after the day on which such notice is delivered to Euroclear and/or Clearstream, Luxembourg (as the case may be) as aforesaid.

      Whilst any of the Notes held by a Noteholder are represented by a Global Note, notices to be given by such Noteholder may be given by such Noteholder (where applicable) through Euroclear and/or Clearstream, as the Fiscal Agent and Euroclear and/or Clearstream, Luxembourg may approve for this purpose.

8.    PRESCRIPTION

      Claims against the Issuer and the Guarantor in respect of principal and interest on the Notes represented by this permanent Global Note will be prescribed after 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date (as defined in Condition 8).

9.    EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

      Notes represented by this permanent Global Note are transferable in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg, as appropriate. References in this permanent Global Note to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system through which interests in the Notes are held.

10.   AUTHENTICATION

      This permanent Global Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by or on behalf of the Fiscal Agent.

11.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this permanent Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

12.   GOVERNING LAW

      This permanent Global Note is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof this permanent Global Note has been executed as a deed on behalf of the Issuer.

EXECUTED as a Deed by KELLOGG EUROPE                               )
COMPANY LIMITED
acting by                                                          )
And                                                                )

EXECUTED as a Deed by KELLOGG COMPANY                              )
acting by                                                          )
                                                                   )

CERTIFICATE OF AUTHENTICATION

This is the permanent Global Note
described in the Agency Agreement
By or on behalf of
HSBC BANK PLC as Fiscal Agent
(without recourse, warranty or liability)

                                  THE SCHEDULE

                                     PART 1

                     EXCHANGES OF THE TEMPORARY GLOBAL NOTE

The following exchanges of part of the temporary Global Note for interests in this permanent Global Note have been made.

                        PART OF AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL AMOUNT
                          AMOUNT OF THE TEMPORARY          OF NOTES REPRESENTED BY     NOTATION MADE BY OR ON
                         GLOBAL NOTE EXCHANGED FOR       THIS PERMANENT GLOBAL NOTE     BEHALF OF THE FISCAL
DATE OF EXCHANGE        THIS PERMANENT GLOBAL NOTE           FOLLOWING EXCHANGE                 AGENT
                                 (EURO)                            (EURO)
 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

 --------------              -----------------                -----------------           -----------------

                                     PART 2

                EXCHANGES FOR DEFINITIVE NOTES AND CANCELLATIONS

The following exchanges of a part of this permanent Global Note for definitive Notes and cancellations of a part of the aggregate principal amount of this permanent Global Note have been made:

                                                                           REMAINING
                  PART OF THE AGGREGATE                                PRINCIPAL AMOUNT
                   PRINCIPAL AMOUNT OF     PART OF THE AGGREGATE       OF THIS PERMANENT
                  THIS PERMANENT GLOBAL     PRINCIPAL AMOUNT OF           GLOBAL NOTE       NOTATION MADE BY
DATE OF EXCHANGE   NOTE EXCHANGED FOR      THIS PERMANENT GLOBAL      FOLLOWING EXCHANGE     OR ON BEHALF OF
OR CANCELLATION      DEFINITIVE NOTES         NOTE CANCELLED           OR CANCELLATION       THE FISCAL AGENT
                         (EURO)                   (EURO)                    (EURO)
-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

-----------          ---------------          -------------              -------------         -------------

                                     PART 3

                                    PAYMENTS

The following payments in respect of the Notes represented by this permanent Global Note have been made:

                                                                       REMAINING PRINCIPAL
                                                                         AMOUNT OF THIS
                                                                        PERMANENT GLOBAL       NOTATION MADE BY
                                              AMOUNT OF PRINCIPAL        NOTE FOLLOWING        OR ON BEHALF OF
DATE OF PAYMENT     AMOUNT OF INTEREST PAID           PAID                   PAYMENT           THE FISCAL AGENT
                           (EURO)                    (EURO)                  (EURO)
  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

  -----------           --------------           -------------            -------------          -------------

                                   SCHEDULE 2

                                     PART 2

                       FORM OF DEFINITIVE NOTE AND COUPON

(Face of Note)

000000                            XS0236296660                          00 00000

                         KELLOGG EUROPE COMPANY LIMITED
                (incorporated with limited liability in Bermuda)

                                (EURO)550,000,000

                     GUARANTEED FLOATING RATE NOTES DUE 2007

                   UNCONDITIONALLY AND IRREVOCABLY GUARANTEED
                   AS TO PAYMENT OF PRINCIPAL AND INTEREST BY

                                 KELLOGG COMPANY
         (incorporated with limited liability in the State of Delaware)

The issue of the Notes was authorised by a unanimous written resolution of the Board of Directors of Kellogg Europe Company Limited (the ISSUER) passed on 9 November, 2005 and the giving of the guarantee in respect of the Notes was authorised by a resolution of the Finance Committee of the Board of Directors of Kellogg Company (the GUARANTOR) passed on 28 April, 2005.

This Note forms one of a series of Notes issued as bearer Notes in the denomination of (euro)550,000,000 each in an aggregate principal amount of
(euro)50,000.

The Issuer for value received and subject to and in accordance with the Conditions endorsed hereon hereby promises to pay to the bearer on the Interest Payment Date (as defined in the Conditions endorsed hereon) falling in May 2007 (or on such earlier date as the principal sum (as determined under the Conditions) may become repayable under the said Conditions) the principal sum of:

                                  (euro)50,000

together with interest on the principal sum at the rate determined under Condition 5 payable quarterly in arrear on each Interest Payment Date and together with such other amounts as may be payable, all subject to and under the Conditions.

The Notes are issued pursuant to an Agency Agreement (the AGENCY AGREEMENT) dated 28 November, 2005 between, among others, the Issuer, the Guarantor and HSBC Bank plc as Fiscal Agent. Payments of principal and interest in respect of the Notes are unconditionally and irrevocably guaranteed by the Guarantor as provided in a Guarantee (the GUARANTEE) dated 28 November, 2005 entered into by the Guarantor. The Notes have the benefit of, and are subject to, the provisions contained in the Agency Agreement, the Guarantee and the Conditions.

Neither this Note nor any of the Coupons relating to this Note shall become valid or enforceable for any purpose unless and until this Note has been authenticated by or on behalf of the Fiscal Agent.

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IN WITNESS WHEREOF this Note and the Coupons relating to this Note have been executed on behalf of the Issuer.

Dated as of [          ],

Issued in London, England.

                                                  KELLOGG EUROPE COMPANY LIMITED

                                                  By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes described
in the Agency Agreement.

By or on behalf of
HSBC Bank plc as Fiscal Agent
(without recourse, warranty or liability)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

(Reverse of Note)

                             CONDITIONS OF THE NOTES

                    (as set out in Part 2 of this Schedule 2)

                        FISCAL AND PRINCIPAL PAYING AGENT

                                  HSBC BANK PLC
                                 8 Canada Square
                                     London
                                     E14 5HQ

                               OTHER PAYING AGENT

               HSBC INSTITUTIONAL TRUST SERVICES (IRELAND) LIMITED
                                   HSBC House
                                 Harcourt Centre
                                 Harcourt Street
                                    Dublin 2
                                     Ireland

and/or such other or further Fiscal Agent or Paying Agents and/or specified offices as may from time to time be appointed by the Issuer and notice of which has been given to the Noteholders.

                                 FORM OF COUPON

                                (Face of Coupon)

                         KELLOGG EUROPE COMPANY LIMITED
            (EURO)550,000,000 GUARANTEED FLOATING RATE NOTES DUE 2007
                  unconditionally and irrevocably guaranteed by
                                 KELLOGG COMPANY

Coupon for the amount due under the                Coupon due
Conditions of the Notes on the Interest            in [          ],
Payment Date falling in [      ], [    ].          [    ]

This Coupon is payable to bearer, separately negotiable and subject to the Conditions, under which it may become void before its due date.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

00 000000                       XS0236296660                              000000

(Reverse of Coupon)

FISCAL AND PRINCIPAL PAYING AGENT:

HSBC BANK PLC
8 Canada Square
London
E14 5HQ

OTHER PAYING AGENTS:

HSBC INSTITUTIONAL TRUST SERVICES (IRELAND) LIMITED
HSBC House
Harcourt Centre
Harcourt Street
Dublin 2
Ireland

                                     PART 2

                             CONDITIONS OF THE NOTES

The following is the text of the Conditions of the Notes which (subject to modification) will be endorsed on each Note in definitive form:

The (euro)550,000,000 Floating Rate Notes due 2007 (the NOTES, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 14 and forming a single series with the Notes) of Kellogg Europe Company Limited (the ISSUER) are issued subject to and with the benefit of an Agency Agreement dated 28 November, 2005 (such agreement as amended and/or supplemented and/or restated from time to time, the AGENCY AGREEMENT) made between the Issuer, Kellogg Company (the GUARANTOR) as guarantor, HSBC Bank plc as fiscal agent, principal paying agent and agent bank (the FISCAL AGENT) and the other initial paying agents named in the Agency Agreement (together with the Fiscal Agent, the PAYING AGENTS).

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement are available for inspection during normal business hours by the Noteholders and holders (the COUPONHOLDERS) of the coupons appertaining to the Notes (the COUPONS) at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Agency Agreement.

1.    FORM, DENOMINATION AND TITLE

1.1   FORM AND DENOMINATION

      The Notes are in bearer form, serially numbered, in the denomination of
      (euro)50,000 with Coupons attached on issue.

1.2   TITLE

      Title to the Notes and to the Coupons will pass by delivery.

1.3   HOLDER ABSOLUTE OWNER

      The Issuer, the Guarantor and any Paying Agent may (to the fullest extent permitted by applicable laws) deem and treat the bearer of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).

2.    STATUS OF THE NOTES

      The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

3.    GUARANTEE

3.1   GUARANTEE

      The payment of the principal and interest in respect of the Notes has been unconditionally and irrevocably guaranteed by the Guarantor under a guarantee (the GUARANTEE) dated 28 November, 2005 and executed by the Guarantor.

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

3.2   STATUS OF THE GUARANTEE

      The obligations of the Guarantor under the Guarantee constitute direct, unconditional and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights. The original of the Guarantee is held by the Fiscal Agent on behalf of, and copies are available at its specified office for inspection by, the Noteholders and Couponholders.

3.3   GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

      Nothing contained in the Guarantee or in these Conditions shall prevent any consolidation or merger of the Guarantor with or into any other corporation or corporations (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Guarantor to any other corporation (whether or not affiliated with the Guarantor) authorised to acquire and operate the same; provided, however, which the Guarantor has covenanted in the Guarantee, that upon any such consolidation, merger, sale, conveyance or lease, other than a merger in which the Guarantor is the continuing corporation, the due and punctual performance and observance of all of the covenants and conditions under the Guarantee to be performed by the Guarantor shall be expressly assumed by the corporation (if other than the Guarantor) formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired or leased such property.

3.4   SUCCESSOR CORPORATION SUBSTITUTED

      In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named in the Guarantee.

      In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Guarantee, the Notes and Coupons, if any, appertaining thereto, thereafter to be issued as may be appropriate.

      In the event of any such sale or conveyance (other than a conveyance by way of lease) the Guarantor or any successor corporation which shall have become such in the manner described in this Condition 3 shall be discharged from all obligations and covenants under the Guarantee or in these Conditions and may be liquidated and dissolved.

4.    LIMITATION ON LIENS; LIMITATION ON SALE AND LEASEBACK

4.1   INTERPRETATION

      In these Conditions:

      (a) RESTRICTED SUBSIDIARY means any Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property, and (iii) in which the Guarantor's investment, direct or indirect and whether in the form of equity, debt or advances, as shown on the consolidating balance sheet used in the preparation of the latest quarterly consolidated financial statements of the Guarantor preceding the date of determination, is in excess of 1 per cent. of the total consolidated assets of the Guarantor as shown on such quarterly consolidated financial statements; provided, however, that the term RESTRICTED SUBSIDIARY shall not include any Subsidiary which is principally engaged in leasing or in financing instalment receivables or which is principally engaged in financing the Guarantor's operations outside the continental United States of America.

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

      (b) SUBSIDIARY means any corporation which is consolidated in the Guarantor's accounts and any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Guarantor, or by one or more Subsidiaries, or by the Guarantor and one or more Subsidiaries.

      (c) PRINCIPAL PROPERTY means any manufacturing plant or facility which is located within the continental United States of America and is owned by the Guarantor or any Restricted Subsidiary, except any such plant or facility which the Board of Directors of the Guarantor or any committee of such Board duly authorised to act hereunder (the BOARD OF DIRECTORS) by resolution declares is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety and which, when taken together with all other plants and facilities as to which such a declaration has been made, are so declared by the Board of Directors to be not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.

4.2 LIMITATION ON LIENS

      (a) The Guarantor will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed
            (DEBT), secured by a mortgage, security interest, pledge, lien or other encumbrance (a MORTGAGE) upon any Principal Property of the Guarantor or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Debt that the Guarantee (together with, if the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Restricted Subsidiary ranking equally with the Guarantee and then existing or thereafter created) shall be secured equally and rateably with (or, at the option of the Guarantor, prior to) such Debt for so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

            (i) mortgages on property, shares of stock or indebtedness (PROPERTY) of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

            (ii) mortgages on property existing at the time of acquisition of the affected property by the Guarantor or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Guarantor or a Restricted Subsidiary or to secure any Debt incurred by the Guarantor or a Restricted Subsidiary prior to, at the time of, or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Guarantor or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed or the improvement is located, which in the opinion of the Board of Directors was, prior to such construction or improvement, substantially unimproved for the use intended by the Guarantor or such Restricted Subsidiary;

            (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Guarantor or to another Restricted Subsidiary;

            (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Guarantor or a Restricted Subsidiary provided, however, that any such mortgages do not attach to or affect property theretofore owned by the Guarantor or such Restricted Subsidiary;

            (v) mortgages on property owned or leased by the Guarantor or a Restricted Subsidiary in favour of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favour of any other country or any political subdivision thereof, or in favour of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

            (vi)  mortgages existing at the date of issue of the Notes;

            (vii) landlords' liens on fixtures located on premises leased by the
                  Guarantor or a Restricted Subsidiary in the ordinary course of business;

           (viii) mortgages on property of the Guarantor or a Restricted Subsidiary to secure partial, progress, advance or other payments or any Debt insured for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such mortgages if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

            (ix) mortgages arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States or any state thereof;

            (x) mechanics', materialman's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

            (xi) any mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or licence;

            (xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

           (xiii) mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

            (xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to
                  (xiii), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement mortgage shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

      (b) Notwithstanding the foregoing provisions of this Condition 4, the Guarantor and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by mortgages which

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

            would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Guarantor and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through (xiv) above), does not at the time exceed 10 per cent. of Consolidated Total Assets, as shown on the latest quarterly consolidated financial statements of the Guarantor preceding the date of determination.

      CONSOLIDATED TOTAL ASSETS means, as at any particular time, the total amount of assets (less applicable reserves) as shown in the latest quarterly consolidated balance sheet of the Guarantor contained in the Guarantor's then most recent annual report to stockholders or quarterly report filed with the Securities and Exchange Commission (or other body which assumes the duties currently assigned to the Securities and Exchange Commission under the United States Securities Exchange Act of 1934), as the case may be, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction (each as defined in Condition 4.3) not capitalised on such balance sheet.

4.3   LIMITATION ON SALE AND LEASE-BACK

      The Guarantor will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property of the Guarantor or any Restricted Subsidiary (whether such Principal Property is now owned or hereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such person (herein referred to as a SALE AND LEASE-BACK TRANSACTION), unless (a) the Guarantor or such Restricted Subsidiary would be entitled, pursuant to the provisions of Condition 4.2, to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and rateably securing the Notes, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under Condition 4.2 or 4.3 to be Debt subject to the provisions of Condition 4.2; or (b) the Guarantor shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Guarantor or any Restricted Subsidiary (other than Debt owned by the Guarantor or any Restricted Subsidiary and other than Debt of the Guarantor which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

      The term ATTRIBUTABLE DEBT shall mean the present value (discounted at the actual percentage rate inherent in such arrangement as determined in good faith by the Guarantor, compounded semi-annually) of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended). Such rental payments shall not include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. Any determination of any actual percentage rate inherent in any such arrangement made in good faith by the Guarantor shall be binding and conclusive.

5.    INTEREST

5.1   INTEREST PAYMENT DATES

      The Notes bear interest on their outstanding principal amount from and including 28 November, 2005 (the INTEREST COMMENCEMENT DATE), and interest will be payable on 28 February, 28 May, 28 August

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      and 28 November in each year (each an INTEREST PAYMENT DATE) save that, if any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business
      Day unless it would then fall into the next calendar month, in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day.

5.2   INTEREST ACCRUAL

      Each Note will cease to bear interest from and including the due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of the payment. In such event, interest will continue to accrue until whichever is the earlier of:

      (a) the date on which all amounts due in respect of such Note have been paid; and

      (b) five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 12.

5.3   RATE OF INTEREST

      The rate of interest payable from time to time in respect of the Notes (the RATE OF INTEREST) will be determined on the basis of the following provisions:

      (a) On each Interest Determination Date, the Fiscal Agent or its duly appointed successor (in such capacity, the AGENT BANK) will determine the Screen Rate at approximately 11.00 a.m. (Brussels time) on that Interest Determination Date. If the Screen Rate is unavailable, the Agent Bank will request the principal Euro-zone office of each of the Reference Banks to provide the Agent Bank with the rate at which deposits in euro are offered by it to prime banks in the Euro-zone interbank market for three months at approximately
            11.00 a.m. (Brussels time) on the Interest Determination Date in question and for a Representative Amount.

      (b) The Rate of Interest for the Interest Period shall be the Screen Rate plus the Margin or, if the Screen Rate is unavailable, and at least two of the Reference Banks provide such rates, the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) as established by the Agent Bank of such rates, plus the Margin.

      (c) If fewer than two rates are provided as requested, the Rate of Interest for that Interest Period will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the Agent Bank, at approximately 11.00 a.m. (Brussels time) on the first day of such Interest Period for loans in euro to leading European banks for a period of three months commencing on the first day of such Interest Period and for a Representative Amount, plus the Margin. If the Rate of Interest cannot be determined in accordance with the above provisions, the Rate of Interest shall be determined as at the last preceding Interest Determination Date.

      (d) In these Conditions (except where otherwise defined), the expression:

            (i) BUSINESS DAY means a day which is both a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and a TARGET Settlement Day;

            (ii) EURO-ZONE means the region comprised of the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community (signed in Rome on 25 March, 1957) as amended;

            (iii) INTEREST DETERMINATION DATE means the second TARGET Settlement
                  Day before the commencement of the Interest Period for which the rate will apply;

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

            (iv) INTEREST PERIOD means the period from and including the Interest Commencement Date to but excluding the first Interest Payment Date, and each successive period from and including an Interest Payment Date to but excluding the next succeeding Interest Payment Date;

            (v)   MARGIN means 0.12 per cent. per annum;

            (vi) REFERENCE BANKS means the principal Euro-zone office of each of four major banks engaged in the Euro-zone interbank market selected by the Agent Bank and approved by the Guarantor provided that, once a Reference Bank has been selected by the Agent Bank and approved by the Guarantor, that Reference Bank shall not be changed unless and until it ceases to be capable of acting as such;

            (vii) REPRESENTATIVE AMOUNT means, in relation to any quotation of a rate for which a Representative Amount is relevant, an amount that is representative for a single transaction in the relevant market at the relevant time;

           (viii) SCREEN RATE means the rate for three month deposits in euro which appears on the Telerate Page 3750 (or such replacement page on that service which displays the information); and

            (ix) TARGET SETTLEMENT DAY means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

5.4   DETERMINATION OF RATE OF INTEREST AND INTEREST AMOUNT

      The Agent Bank shall, as soon as practicable after 11.00 a.m. (Brussels time) on each Interest Determination Date, but in no event later than the third Business Day thereafter, determine the euro amount (the INTEREST AMOUNT) payable in respect of interest on each (euro)50,000 principal amount of Notes for the relevant Interest Period. The Interest Amount shall be determined by applying the Rate of Interest to such principal amount, multiplying the sum by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

5.5   PUBLICATION OF RATE OF INTEREST AND INTEREST AMOUNT

      The Agent Bank shall cause the Rate of Interest and the Interest Amount for each Interest Period and the relative Interest Payment Date to be notified to the Issuer, the Guarantor, the Fiscal Agent and to any stock exchange or other relevant authority on which the Notes are at the relevant time listed (by no later than the first day of each Interest Period) and to be published in accordance with Condition 12 as soon as possible after their determination, and in no event later than the second Business Day thereafter. The Interest Amount and Interest Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period.

5.6   NOTIFICATIONS, ETC. TO BE FINAL

      All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition, whether by the Reference Banks (or any of them) or the Agent Bank, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantor, the Agents and all Noteholders and Couponholders and (in the absence of wilful default, bad faith or manifest error) no liability to the Issuer, the Guarantor or the Noteholders or the Couponholders shall attach to the Reference Banks (or any of them), the Agent Bank in connection with the exercise or non-exercise by it of its powers, duties and discretions under this Condition.

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5.7   AGENT BANK

      The Issuer shall procure that, so long as any of the Notes remains outstanding, there is at all times an Agent Bank for the purposes of the Notes and the Issuer may terminate the appointment of the Agent Bank. In the event of the appointed office of any bank being unable or unwilling to continue to act as the Agent Bank or failing duly to determine the Rate of Interest and the Interest Amount for any Interest Period, the Issuer shall appoint a Euro-zone office of another major bank engaged in the Euro-zone interbank market to act in its place. The Agent Bank may not resign its duties or be removed without a successor having been appointed.

6.    PAYMENTS

6.1   PAYMENTS IN RESPECT OF NOTES

      Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

6.2   METHOD OF PAYMENT

      Payments will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by euro cheque.

6.3   MISSING UNMATURED COUPONS

      Upon the date on which any Note becomes due and repayable, all unmatured Coupons appertaining to the Note (whether or not attached) shall become void and no payment shall be made in respect of such Coupons.

6.4   PAYMENTS SUBJECT TO APPLICABLE LAWS

      Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

6.5   PAYMENT ONLY ON A PRESENTATION DATE

      A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5, be entitled to any further interest or other payment if a Presentation Date is after the due date.

      In this Condition:

      BUSINESS DAY means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place and TARGET SETTLEMENT DAY means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system is open; and

      PRESENTATION DATE means a day which (subject to Condition 9):

      (a)   is or falls after the relevant due date;

      (b) is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment; and

      (c) in the case of payment by credit or transfer to a euro account as referred to above, is a TARGET Settlement Day.

6.6   INITIAL PAYING AGENTS

      The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer and the Guarantor reserve the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that:

      (a)   there will at all times be a Fiscal Agent;

      (b) there will at all times be at least one Paying Agent (which may be the Fiscal Agent) having its specified office in a European city which so long as the Notes are admitted to official listing on the Irish Stock Exchange shall be Dublin or such other place as the Irish Financial Supervisory and Regulatory Authority may approve; and

      (c) the Issuer undertakes that it will ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

      Notice of any termination or appointment and of any changes in specified offices given to the Noteholders promptly by the Issuer in accordance with Condition 12.

7.    REDEMPTION AND PURCHASE

7.1   REDEMPTION AT MATURITY

      Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on the Interest Payment Date falling in May 2007.

7.2   REDEMPTION FOR TAXATION REASONS

      If:

      (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 8.2(b)), or any change in the official application or interpretation of the laws or regulations of a Relevant Jurisdiction, or any action taken by any taxing authority of a Relevant Jurisdiction which change or amendment or action becomes effective, or action is taken or becomes generally known, after 24 November, 2005, on the next Interest Payment Date either (i) the Issuer would be required to pay additional amounts as provided or referred to in Condition 8 or (ii) the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts; and

      (b) the requirement cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it,

      the Issuer may at its option, having given not less than 30 nor more than 60 days' notice to the Noteholders in accordance with Condition 12 (which notice shall be irrevocable), redeem all the Notes, but not some only, on the next Interest Payment Date at their principal amount. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by two Directors of the Issuer or, as the case may be, the Guarantor stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and cannot be avoided by the Issuer or, as the case may be, the Guarantor taking reasonable measures available to it (in the terms referred to in (b) above) and an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the Guarantor has or will become obliged to pay such additional amounts as a result of the change or amendment or action.

7.3   REDEMPTION AT THE OPTION OF THE ISSUER

      The Issuer may, having given:

      (a) not less than 15 nor more than 30 days' notice to the Noteholders in accordance with Condition 12; and

      (b) notice to the Fiscal Agent not less than 15 days before the giving of the notice referred to in (a);

      (which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes on the Interest Payment Date falling in November 2006 or February 2007 at their principal amount.

7.4   PURCHASES

      The Issuer, the Guarantor or any of the Guarantor's other Subsidiaries (as defined above) may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price.

7.5   CANCELLATIONS

      All Notes which are (a) redeemed or (b) purchased at the option of the Issuer/Guarantor by or on behalf of the Issuer, the Guarantor or any of the Guarantor's other Subsidiaries will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be reissued or resold.

7.6   NOTICES FINAL

      Upon the expiry of any notice as is referred to in Condition 7.2 or 7.3 above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.

8.    TAXATION

8.1   PAYMENT WITHOUT WITHHOLDING

      All payments in respect of the Notes by or on behalf of the Issuer or the Guarantor shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (TAXES) imposed or levied by or on behalf of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer or, as the case may be, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable:

      (a) in relation to any payment in respect of any Note or Coupon where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

      (b) in relation to any payment in respect of any Note or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

      (c) in relation to any payment in respect of any Note or Coupon presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date (as defined in Condition 6.5); or

      (d) for or on account of any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection (other than the more holding of a Note or Coupon) between such Noteholder or Couponholder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Noteholder or Couponholder, if such Noteholder or Couponholder is an estate, a trust, a partnership or a corporation) and any Relevant Jurisdiction and its possessions, including, without limitation, such Noteholder or Couponholder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein; or

      (e) for or on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; or

      (f) for or on account of any tax, assessment or other governmental charge imposed by reason of such Noteholder or Couponholder's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax; or

      (g) for or on account of any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of any Note; or

      (h) for or on account of any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Noteholder or Couponholder, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

      (i) for or on account of any tax, assessment or other governmental charge imposed by reason of such Noteholder or Couponholder's past or present status as the actual or constructive owner of 10 per cent, or more of the total combined voting power of all classes of the stock of the Guarantor entitled to vote or as a controlled foreign corporation that is related directly or indirectly to the Guarantor through stock ownership.

8.2   INTERPRETATION

      In these Conditions:

      (a) RELEVANT DATE means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 12; and

      (b) RELEVANT JURISDICTION means Bermuda or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer) or the United States of America or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Guarantor) or in either case any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or the Guarantor, as the case may be, becomes subject in respect of payments made by it of principal and interest on the Notes and Coupons.

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

8.3   ADDITIONAL AMOUNTS

      Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.

9.    PRESCRIPTION

      Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 6.

10.   EVENTS OF DEFAULT

      The holder of any Note may give notice to the Issuer that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events (EVENTS OF DEFAULT) shall have occurred and be continuing:

      (a) if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal or 30 days in the case of interest; or

      (b) if the Issuer or the Guarantor fails to perform or observe any of its other obligations under these Conditions or the Guarantee and the failure continues for the period of 90 days following the service by any Noteholder on the Issuer or the Guarantor (as the case may be) of notice requiring the same to be remedied; or

      (c) the Issuer or the Guarantor shall make an assignment for the benefit of creditors, or shall file a petition in bankruptcy; or the Issuer or the Guarantor shall be adjudicated insolvent or bankrupt, or shall petition or shall apply to any court having jurisdiction in the premises for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, the Issuer or the Guarantor or any substantial portion of the property of the Issuer or the Guarantor; or the Issuer or the Guarantor shall commence any proceeding relating to it or any substantial portion of its property under any insolvency, reorganisation, arrangement, or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (hereinafter in this Condition 10 called PROCEEDING); or if there shall be commenced against the Issuer or the Guarantor any Proceeding and an order approving the petition shall be entered, or such Proceeding shall remain undischarged for a period of 60 days; or a receiver, trustee, liquidatior or sequestrator of, or for, the Issuer or the Guarantor or any substantial portion of the property of the Issuer or the Guarantor shall be appointed and shall not be discharged within a period of 60 days; or the Issuer or the Guarantor by any act shall indicate consent to or approval of or acquiescence in any Proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, Issuer or the Guarantor or any substantial portion of its property; provided that a resolution or other for winding-up the Issuer or the Guarantor with a view to its consolidation, amalgamation or merger with another company or the transfer of its assets as a whole, or substantially as a whole, to such other company as permitted in the Guarantee and referred to in Condition 3 shall not make the rights and remedies herein enforceable under this Condition 10 if such last-mentioned company shall, as a part of such consolidation, amalgamation, merger or transfer, and within 60 days from the passing of the resolution or the date of the order, comply with the conditions to that end stated in the Guarantee and referred to in Condition 3; or

      (d) if the Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect; or

      (e) if the Issuer ceases to be a subsidiary majority owned and controlled, directly or indirectly, by the Guarantor.

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

11.   REPLACEMENT OF NOTES AND COUPONS

      Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

12.   NOTICES

12.1  NOTICES TO THE NOTEHOLDERS

      All notices to the Noteholders will be valid if published in a leading English language daily newspaper with general circulation in Europe as the Issuer may decide. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.

12.2  NOTICES FROM THE NOTEHOLDERS

      Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent or, if the Notes are held in a clearing system, may be given through the clearing system in accordance with the standard rules and procedures.

13.   MEETINGS OF NOTEHOLDERS AND MODIFICATION

13.1  MEETINGS OF NOTEHOLDERS

      The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of any of these Conditions or the Guarantee or any of the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes the modification of certain of these Conditions the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, of the principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders.

13.2  MODIFICATION

      The Fiscal Agent may agree, without the consent of the Noteholders or Couponholders, to any modification of any of these Conditions or any of the provisions of the Agency Agreement for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained herein or therein. Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 12.

14.   FURTHER ISSUES

      The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.

15.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

15.1  GOVERNING LAW

      The Agency Agreement, the Guarantee, the Notes and the Coupons are governed by, and will be construed in accordance with English law.

15.2  JURISDICTION OF ENGLISH COURTS

      The Issuer and the Guarantor have irrevocably agreed for the benefit of the Noteholders and the Couponholders that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes or the Coupons and accordingly have submitted to the exclusive jurisdiction of the English courts. The Issuer and the Guarantor waive any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

      The Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with the Notes or the Coupons respectively (together referred to as PROCEEDINGS) against the Issuer or the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

15.3  APPOINTMENT OF PROCESS AGENT

      The Issuer hereby irrevocably and unconditionally appoints Kellogg Marketing & Sales Co. (U.K.) Ltd. at its registered office as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of such agent ceasing so to act it will appoint another person as its agent for that purpose.

15.4  OTHER DOCUMENTS

      Each of the Issuer and the Guarantor in the Agency Agreement and the Guarantor in the Guarantee has submitted to the jurisdiction of the English courts and appointed an agent in England for service of process, in terms substantially similar to those set out above.

16.   RIGHTS OF THIRD PARTIES

      No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

                                   SCHEDULE 3

                                FORM OF GUARANTEE

THIS GUARANTEE is given on 28 November, 2005 by KELLOGG COMPANY (the GUARANTOR).

WHEREAS:

(A) The Guarantor has agreed to guarantee the obligations of Kellogg Europe Company Limited (the ISSUER) under the (euro)550,000,000 Guaranteed Floating Rate Notes due 2007 (the NOTES) to be issued by the Issuer pursuant to an Agency Agreement (the AGENCY AGREEMENT) dated 28 November, 2005 between, among others, the Issuer, the Guarantor and HSBC plc as Fiscal Agent (the FISCAL AGENT).

(B) Terms defined in the Conditions of the Notes (the CONDITIONS) and in the Agency Agreement and not otherwise defined in this Guarantee shall have the same meaning when used in this Guarantee.

NOW THIS DEED WITNESSETH as follows:

1.    GUARANTEE

      The Guarantor as primary obligor unconditionally and irrevocably:

      (a) guarantees to the holder from time to time of each Note or Coupon by way of continuing guarantee the due and punctual payment of all amounts payable by the Issuer on or in respect of the Note or Coupon (including any additional amounts which may become payable under Condition 8) as and when the same shall become due according to the Conditions; and

      (b) agrees that, if and each time that the Issuer shall fail to make any payments as and when the same become due, the Guarantor will on demand (without requiring the relevant Noteholder or Couponholder first to take steps against the Issuer or any other person) pay to the relevant Noteholder or Couponholder the amounts (as to which the certificate of the relevant Noteholder or Couponholder shall in the absence of manifest error be conclusive) in the currency in which the amounts are payable by the Issuer.

2.    TAXATION

2.1 All payments under the Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (TAXES) imposed or levied by or on behalf of the Relevant Jurisdictions, unless the withholding or deduction of the Taxes is required by law. In that event, the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no additional amounts shall be payable:

      (a) in relation to any payment in respect of any Note or Coupon where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

      (b) in relation to any payment in respect of any Note or Coupon presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

      (c) in relation to any payment in respect of any Note or Coupon presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date (as defined in Condition 6.5); or

      (d) for or on account of any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection (other than the mere holding of a Note or Coupon) between such Noteholder or Couponholder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Noteholder or Couponholder, if such Noteholder or Couponholder is an estate, a trust, a partnership or a corporation) and any Relevant Jurisdiction and its possessions, including, without limitation, such Noteholder or Couponholder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein; or

      (e) for or on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge; or

      (f) for or on account of any tax, assessment or other governmental charge imposed by reason of such Noteholder or Couponholder's past or present status as a controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax; or

      (g) for or on account of any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of any Note; or

      (h) for or on account of any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Noteholder or Couponholder, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

      (i) for or on account of any tax, assessment or other governmental charge imposed by reason of such Noteholder or Couponholder's past or present status as the actual or constructive owner of 10 per cent. or more of the total combined voting power of all classes of the stock of the Guarantor entitled to vote or as a controlled foreign corporation that is related directly or indirectly to the Guarantor through stock ownership.

2.2 Any reference to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this paragraph 2.

3.    GUARANTEE INDEPENDENT

      The obligations of the Guarantor under this Guarantee shall not be affected by any matter or thing which but for this provision might operate to affect the obligations including, without limitation:

      (a) any time or indulgence granted to or composition with the Issuer or any other person;

      (b) the taking, variation, renewal or release of remedies or securities against the Issuer or any other person; or

      (c)   any unenforceability, invalidity or irregularity.

4.    EFFECT OF ARRANGEMENTS WITH ISSUER

      Where any discharge (whether in respect of the obligations of the Issuer or any security for the obligations of the Issuer or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation or otherwise without limitation, the liability of the Guarantor under this Guarantee shall continue as if there had been no discharge or arrangement. The holder of any Note or Coupon, acting in good faith, shall be entitled to concede or compromise any claim that any payment, security or other disposition is liable to avoidance or repayment.

5.    LIMITATION ON LIENS

      (a) The Guarantor will not, nor will it permit any Restricted Subsidiary to, issue, assume or guarantee any indebtedness for money borrowed
            (DEBT), secured by a mortgage, security interest, pledge, lien or other encumbrance (a MORTGAGE) upon any Principal Property of the Guarantor or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any such Debt that this Guarantee (together with, if the Guarantor shall so determine, any other indebtedness of or guaranteed by the Guarantor or such Restricted Subsidiary ranking equally with this Guarantee and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Guarantor, prior to) such Debt for so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not apply to Debt secured by:

            (i) mortgages on property, shares of stock or indebtedness (PROPERTY) of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

            (ii) mortgages on property existing at the time of acquisition of the affected property by the Guarantor or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property by the Guarantor or a Restricted Subsidiary or to secure any Debt incurred by the Guarantor or a Restricted Subsidiary prior to, at the time of, or within 360 days after the later of the acquisition, the completion of construction (including any improvements on an existing

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                  property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Guarantor or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed or the improvement is located, which in the opinion of the Board of Directors was, prior to such construction or improvement, substantially unimproved for the use intended by the Guarantor or such Restricted Subsidiary;

           (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Guarantor or to another Restricted Subsidiary;

           (iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Guarantor or a Restricted Subsidiary provided, however, that any such mortgages do not attach to or affect property theretofore owned by the Guarantor or such Restricted Subsidiary;

           (v) mortgages on property owned or leased by the Guarantor or a Restricted Subsidiary in favour of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favour of any other country or any political subdivision thereof, or in favour of holders of securities issued by any such entity, pursuant to any contract or statute (including, without limitation, mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages;

           (vi)   mortgages existing at the date of issue of the Notes;

           (vii) landlords' liens on fixtures located on premises leased by the Guarantor or a Restricted Subsidiary in the ordinary course of business;

           (viii) mortgages on property of the Guarantor or a Restricted Subsidiary to secure partial, progress, advance or other payments or any Debt insured for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such mortgages if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

           (ix) mortgages arising in connection with contracts and subcontracts with or made at the request of the United States of America, or any state thereof, or any department, agency or instrumentality of the United States or any state thereof;

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           (x)    mechanics', materialman's, carriers' or other like liens
                  arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

           (xi) any mortgage arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or licence;

           (xii) mortgages for taxes, assessments or governmental charges or levies not yet delinquent, or mortgages for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

           (xiii) mortgages (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

           (xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to
                  (xiii), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement mortgage, and that such extension, renewal or replacement mortgage shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

      (b) Notwithstanding the foregoing provisions, the Guarantor and any one or more Restricted Subsidiaries may issue, assume or guarantee Debt secured by mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Debt of the Guarantor and its Restricted Subsidiaries which (if originally issued, assumed or guaranteed at such time) would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (i) through
            (xiv) above), does not at the time exceed 10% of Consolidated Total Assets, as shown on the latest quarterly consolidated financial statements of the Guarantor preceding the date of determination.

6.    LIMITATION ON SALE AND LEASE-BACK

      The Guarantor will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property of the Guarantor or any Restricted Subsidiary (whether such Principal Property is now owned or hereafter acquired) (except for temporary leases for a term of not more than three years and except for leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such person (herein referred to as a SALE AND LEASE-BACK TRANSACTION), unless (a) the Guarantor or such Restricted Subsidiary would be entitled, pursuant to the provisions of paragraph 5, to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and rateably securing the Notes, provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under paragraph 5 or 6 to be Debt subject to the provisions of

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      paragraph 5; or (b) the Guarantor shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of Debt of the Guarantor or any Restricted Subsidiary (other than Debt owned by the Guarantor or any Restricted Subsidiary and other than Debt of the Guarantor which is subordinated to the Notes) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt.

7.    GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

      Nothing contained in this Guarantee shall prevent any consolidation or merger of the Guarantor with or into any other corporation or corporations (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all the property of the Guarantor to any other corporation (whether or not affiliated with the Guarantor) authorised to acquire and operate the same; provided, however, and the Guarantor hereby covenants, that upon any such consolidation, merger, sale, conveyance or lease, other than a merger in which the Guarantor is the continuing corporation, the due and punctual performance and observance of all of the covenants and conditions under the Guarantee to be performed by the Guarantor shall be expressly assumed by the corporation (if other than the Guarantor) formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired or leased such property.

8.    SUCCESSOR CORPORATION SUBSTITUTED

8.1 In case of any such consolidation, merger, sale or conveyance referred to in paragraph 7, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named in this Guarantee.

8.2 In the event of any such sale or conveyance (other than a conveyance by way of lease) the Guarantor or any successor corporation which shall have become such in the manner described in this Guarantee shall be discharged from all obligations and covenants under this Guarantee and may be liquidated and dissolved.

9.    MISCELLANEOUS

9.1 Until all amounts which may be or become payable under the Notes and the Coupons have been irrevocably paid in full, the Guarantor shall not by virtue of this Guarantee be subrogated to any rights of any holder of any Note or Coupon or claim in competition with the holders against the Issuer.

9.2 This Guarantee shall enure for the benefit of the Noteholders and Couponholders and shall be deposited with and held by the Fiscal Agent.

10.   GOVERNING LAW AND JURISDICTION

10.1 This Guarantee is governed by, and shall be construed in accordance with, the laws of England.

10.2 (a) Subject to subparagraph (c) below, the Guarantor irrevocably agrees for the benefit of the Noteholders and the Couponholders that the courts of England are to have

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

      exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Guarantee and accordingly submit to the exclusive jurisdiction of the English courts.

      (b) The Guarantor waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

      (c) The Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with this Guarantee (together referred to as PROCEEDINGS) against the Guarantor in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

      (d) The Guarantor appoints Kellogg Marketing & Sales Co. (UK) Limited in London to accept service of process on its behalf. If such person shall cease to have an office in London, the Guarantor shall appoint another person with an office in London to accept service. The Guarantor will procure that, so long as any of the Notes remains outstanding, a person with an office in London shall be appointed to accept service.

      (e) Nothing in this Guarantee shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Guarantee has been entered into as a deed by the Guarantor on the date which appears first on page 1.

EXECUTED as a deed by KELLOGG COMPANY         )
acting by                                     )
                                              )

EXECUTED AS A DEED BY KELLOGG                 )
EUROPE COMPANY LIMITED                        )
acting by                                     )
                                              )

Dated 28 November, 2005

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                                   SCHEDULE 4

                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

DEFINITIONS

1. As used in this Schedule, the following expressions have the following meanings unless the context otherwise requires:

      VOTING CERTIFICATE means an English language certificate issued by a Paying Agent and dated in which it is stated that the bearer of the voting certificate is entitled to attend and vote at the meeting and any adjourned meeting in respect of the Notes represented by the certificate;

      BLOCK VOTING INSTRUCTION means an English language document issued by a Paying Agent and dated which:

      (a) relates to a specified principal amount of Notes and a meeting (or adjourned meeting) of the holders of the Notes;

      (b) states that the Paying Agent has been instructed (either by the holders of the Notes or by a relevant clearing system) to attend the meeting and procure that the votes attributable to the Notes are cast at the meeting in accordance with the instructions given;

      (c) identifies with regard to each resolution to be proposed at the meeting the principal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast in favour of the resolution and the principal amount of Notes in respect of which instructions have been given that the votes attributable to them should be cast against the resolution; and

      (d) states that one or more named persons (each a PROXY) is or are authorised and instructed by the Paying Agent to cast the votes attributable to the Notes identified in accordance with the instructions referred to in paragraph (c) above as set out in the block voting instruction;

      a RELEVANT CLEARING SYSTEM means, in respect of any Notes represented by a Global Note, any clearing system on behalf of which the Global Note is held or which is the bearer of the Global Note, in either case whether alone or jointly with any other clearing system(s);

      24 HOURS means a period of 24 hours including all or part of a day on which banks are open for business both in the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of a day on which banks are open for business in all of the places where the Paying Agents have their specified offices; and

      48 HOURS means a period of 48 hours including all or part of two days on which banks are open for business both in the place where the meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day on which the meeting is to be held) and that period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included all or part of two days on

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      which banks are open for business in all of the places where the Paying
      Agents have their specified offices.

      For the purposes of calculating a period of CLEAR DAYS, no account shall be taken of the day on which a period commences or the day on which a period ends.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2. The following persons (each an ELIGIBLE PERSON) are entitled to attend and vote at a meeting of the holders of the Notes:

      (a)   a holder of any Notes in definitive bearer form;

      (b)   a bearer of any voting certificate in respect of the Notes; and

      (c)   a proxy specified in any block voting instruction.

      A Noteholder may require the issue by any Paying Agent of voting certificates and block voting instructions in accordance with the terms of paragraph 3 below.

      For the purposes of paragraphs 3(a) and 3(d) below, the Fiscal Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a relevant clearing system and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability caused by its reliance on those instructions, nor for any failure by a relevant clearing system to deliver information or instructions to the Fiscal Agent.

      The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the meeting or adjourned meeting be deemed to be the holder of the Notes to which the voting certificate or block voting instruction relates and the Paying Agent with which the Notes have been deposited or the person holding the Notes to the order or under the control of any Paying Agent shall be deemed for those purposes not to be the holder of those Notes.

3.    (a)   Definitive Notes - voting certificate

            A holder of a Note in definitive form may obtain a voting certificate in respect of that Note from a Paying Agent (unless the Note is the subject of a block voting instruction which has been issued and is outstanding in respect of the meeting specified in the voting certificate or any adjourned meeting) subject to the holder procuring that the Note is deposited with the Paying Agent or (to the satisfaction of the Paying Agent) is held to its order or under its control or blocked in an account with a relevant clearing system upon terms that the Note will not cease to be deposited or held or blocked until the first to occur of:

            (i) the conclusion of the meeting specified in the voting certificate or, if later, of any adjourned meeting; and

            (ii) the surrender of the voting certificate to the Paying Agent who issued it.

      (b)   Global Notes - voting certificate

            A holder of a Note (not being a Note in respect of which instructions have been given to the Fiscal Agent in accordance with paragraph 3(d)) represented by a Global Note may procure the delivery of a voting certificate in respect of that Note by giving

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            notice to the relevant clearing system specifying by name a person
            (an IDENTIFIED PERSON) (which need not be the holder himself) to collect the voting certificate and attend and vote at the meeting. The voting certificate will be made available at or shortly before the start of the meeting by the Fiscal Agent against presentation by the Identified Person of the form of identification previously notified by the holder to the relevant clearing system. The relevant clearing system may prescribe forms of identification (including, without limitation, passports) which it considers appropriate for these purposes. Subject to receipt by the Fiscal Agent from the relevant clearing system, no later than 24 hours before the time for which the meeting is convened, of notification of the nominal amount of the Notes to be represented by any voting certificate and the form of identification against presentation of which the voting certificate should be released, the Fiscal Agent shall, without any obligation to make further enquiry, make available voting certificates against presentation of forms of identification corresponding to those notified.

      (c)   Definitive Notes - block voting instruction

            A holder of a Note in definitive form may require a Paying Agent to issue a block voting instruction in respect of that Note (unless the
            Note is the subject of a voting certificate which has been issued and is outstanding in respect of the meeting specified in the block voting instruction or any adjourned meeting) by depositing the Note with the Paying Agent or (to the satisfaction of the Paying Agent) by:

            (i) procuring that, not less than 48 hours before the time fixed for the meeting, the Note is held to the Paying Agent's order or under its control or is blocked in an account with a relevant clearing system, in each case on terms that the Note will not cease to be so deposited or held or blocked until the first to occur of:

                  (A) the conclusion of the meeting specified in the block voting instruction or, if later, of any adjourned meeting; and

                  (B) the surrender to the Paying Agent, not less than 48 hours before the time for which the meeting or any adjourned meeting is convened, of the receipt issued by the Paying Agent in respect of each deposited Note which is to be released or (as the case may require) the Note ceasing with the agreement of the Paying Agent to be held to its order or under its control or to be blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(d) of the necessary amendment to the block voting instruction; and

            (ii) instructing the Paying Agent that the vote(s) attributable to each Note so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to the meeting or any adjourned meeting and that the instruction is, during the period commencing 48 hours before the time for which the meeting or any adjourned meeting is convened and ending at the conclusion or adjournment of the meeting, neither revocable nor capable of amendment.

      (d)   Global Notes - block voting instruction

            A holder of a Note (not being a Note in respect of which a voting certificate has been issued) represented by a Global Note may require the Fiscal Agent to issue a block

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            voting instruction in respect of the Note by first instructing the relevant clearing system to procure that the votes attributable to the holder's Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the relevant clearing system then in effect. Subject to receipt by the Fiscal Agent, no later than 24 hours before the time for which the meeting is convened, of (i) instructions from the relevant clearing system, (ii) notification of the principal amount of the Notes in respect of which instructions have been given and
            (iii) the manner in which the votes attributable to the Notes should be cast, the Fiscal Agent shall, without any obligation to make further enquiry, attend the meeting and cast votes in accordance with those instructions.

            (A) Each block voting instruction shall be deposited by the relevant Paying Agent at the place specified by the Fiscal Agent for the purpose not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote, and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before the meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall (if so requested by the Issuer) be deposited with the Issuer before the start of the meeting or adjourned meeting but the Issuer shall not as a result be obliged to investigate or be concerned with the validity of or the authority of the proxies named in the block voting instruction.

            (B) Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the instructions of the relevant Noteholder or the relevant clearing system (as the case may be) pursuant to which it was executed provided that no indication in writing of any revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

CONVENING OF MEETINGS, QUORUM, ADJOURNED MEETINGS

4. The Issuer or the Guarantor may at any time and, if required in writing by Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer fails for a period of seven days to convene the meeting the meeting may be convened by the relevant Noteholders. Whenever the Issuer or the Guarantor is about to convene any meeting it shall immediately give notice in writing to the Fiscal Agent of the day, time and place of the meeting and of the nature of the business to be transacted at the meeting. Every meeting shall be held at a time and place approved by the Fiscal Agent.

5. At least 21 clear days' notice specifying the place, day and hour of the meeting shall be given to the Noteholders in the manner provided in Condition 12. The notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting and, in the case of an Extraordinary Resolution only, shall specify the terms of the Extraordinary Resolution to be proposed. The notice shall include statements as to the manner in which Noteholders may arrange for voting certificates or block voting instructions to be issued. A copy of the notice shall be sent by post to the Issuer (unless the meeting is

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      convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

6. The person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at each meeting but if no nomination is made or if at any meeting the person nominated is not present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7. At any meeting one or more Eligible Persons present and holding or representing in the aggregate not less than five per cent. in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the required quorum is present at the commencement of business. The quorum at any meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate not less than 50 per cent. in principal amount of the Notes for the time being outstanding, provided that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution):

      (a) modification of the maturity date of the Notes or reduction or cancellation of the principal amount payable at maturity; or

      (b) reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

      (c) modification of the currency in which payments under the Notes are to be made; or

      (d) modification of the majority required to pass an Extraordinary Resolution; or

      (e) the sanctioning of any scheme or proposal described in paragraph 19(f); or

      (f)   alteration of this proviso or the proviso to paragraph 9 below,

      the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

8. If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened by Noteholders be dissolved. In any other case it shall be adjourned to the same day in the next week (or if that day is a public holiday the next following business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall be adjourned for a period being not less than 14 clear days nor more than 42 clear days and at a place appointed by the Chairman and approved by the Agent). If within 15 minutes (or a longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either dissolve the meeting or adjourn

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      it for a period, being not less than 14 clear days (but without any maximum number of clear days) and to a place as may be appointed by the Chairman (either at or after the adjourned meeting) and approved by the Fiscal Agent, and the provisions of this sentence shall apply to all further adjourned meetings.

9. At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the required quorum been present, provided that at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 7 the quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being outstanding.

10. Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and the notice shall state the relevant quorum. Subject to this it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as an Eligible Person.

12. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer, the Guarantor or by any Eligible Person present (whatever the principal amount of the Notes held by him), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

13. Subject to paragraph 15, if at any meeting a poll is demanded it shall be taken in the manner and, subject as provided below, either at once or after an adjournment as the Chairman may direct and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14. The Chairman may, with the consent of (and shall if directed by) any meeting, adjourn the meeting from time to time and from place to place. No business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

15. Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16. Any director or officer of the Issuer or the Guarantor and their respective lawyers and financial advisers may attend and speak at any meeting. Subject to this, but without prejudice to the proviso to the definition of OUTSTANDING in clause 2 of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requiring the convening of a meeting unless he is an

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      Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor. Nothing contained in this paragraph shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

17.   Subject as provided in paragraph 16, at any meeting:

      (a) on a show of hands every Eligible Person present shall have one vote; and

      (b) on a poll every Eligible Person present shall have one vote in respect of each (euro)50,000, or such other amount as the Fiscal Agent shall in its absolute discretion specify in principal amount of Notes in respect of which he is an Eligible Person.

      Without prejudice to the obligations of the proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.   The proxies named in any block voting instruction need not be Noteholders.

19. A meeting of the Noteholders shall in addition to the powers set out above have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 7 and 9), namely:

      (a) power to approve any compromise or arrangement proposed to be made between the Issuer and the Guarantor and the Noteholders and Couponholders or any of them;

      (b) power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders and Couponholders against the Issuer and the Guarantor or against any of their property whether these rights arise under this Agreement, the Notes or the Coupons or otherwise;

      (c) power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes or the Guarantee which is proposed by the Issuer or the Guarantor;

      (d) power to give any authority or approval which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution;

      (e) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon any committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution;

      (f) power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

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      (g)   power to approve the substitution of any entity in place of (i) the
            Issuer (or any previous substitute) as the principal debtor in respect of the Notes and the Coupons or (ii) the Guarantor (or any previous substitute) as guarantor under the Guarantee.

20. Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Schedule shall be binding upon all the Noteholders whether present or not present at the meeting and whether or not voting and upon all Couponholders and each of them shall be bound to give effect to the resolution accordingly and the passing of any resolution shall be conclusive evidence that the circumstances justify its passing. Notice of the result of voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 12 by the Issuer within 14 days of the result being known provided that non-publication shall not invalidate the resolution.

21.   The expression EXTRAORDINARY RESOLUTION when used in this Schedule means
      (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions of this Schedule by a majority consisting of not less than 75 per cent. of the persons voting on the resolution upon a show of hands or, if a poll was duly demanded, by a majority consisting of not less than 75 per cent. of the votes given on the poll or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in similar form each signed by or on behalf of one or more of the Noteholders.

22. Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and any minutes signed by the Chairman of the meeting at which any resolution was passed or proceedings had shall be conclusive evidence of the matters contained in them and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had at the meeting to have been duly passed or had.

23. Subject to all other provisions contained in this Schedule, the Fiscal Agent may without the consent of the Issuer, the Guarantor, the Noteholders or the Couponholders prescribe any other regulations regarding the calling and/or the holding of meetings of Noteholders and attendance and voting at them as the Fiscal Agent may in its sole discretion think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). Any regulations prescribed by the Fiscal Agent may but need not reflect the practices and facilities of any relevant clearing system. Notice of any other regulations may be given to Noteholders in accordance with Condition 12 and/or at the time of service of any notice convening a meeting.

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KELLOGG EUROPE COMPANY LIMITED

By: /s/ Joel Wittenberg

KELLOGG COMPANY

By: /s/ Gary Pilnick

HSBC BANK PLC (as Fiscal Agent and Agent Bank)

By: /s/ Julie Fort

HSBC INSTITUTIONAL TRUST SERVICES (IRELAND) LIMITED

By: /s/ Julie Fort

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